Execution version BOND TERMS FOR Borr Drilling Limited 9.5% senior secured USD 150,000,000 bonds 2023/2026 ISIN NO0012829755

2 Contents Clause Page 1. INTERPRETATION ............................................................................................... 3 2. THE BONDS ......................................................................................................... 19 3. THE BONDHOLDERS ......................................................................................... 22 4. ADMISSION TO LISTING .................................................................................. 22 5. REGISTRATION OF THE BONDS ..................................................................... 22 6. CONDITIONS FOR DISBURSEMENT............................................................... 23 7. REPRESENTATIONS AND WARRANTIES ..................................................... 26 8. PAYMENTS IN RESPECT OF THE BONDS ..................................................... 28 9. INTEREST ............................................................................................................. 30 10. REDEMPTION AND REPURCHASE OF BONDS ............................................ 30 11. PURCHASE AND TRANSFER OF BONDS ....................................................... 33 12. INFORMATION UNDERTAKINGS ................................................................... 33 13. GENERAL AND FINANCIAL UNDERTAKINGS ............................................ 34 14. RIG UNDERTAKINGS ........................................................................................ 39 15. EVENTS OF DEFAULT AND ACCELERATION OF THE BONDS ................ 41 16. BONDHOLDERS’ DECISIONS .......................................................................... 44 17. THE BOND TRUSTEE ......................................................................................... 48 18. AMENDMENTS AND WAIVERS ...................................................................... 53 19. MISCELLANEOUS .............................................................................................. 53 20. GOVERNING LAW AND JURISDICTION ........................................................ 56 ATTACHMENT 1 COMPLIANCE CERTIFICATE ATTACHMENT 2 RELEASE NOTICE – ESCROW ACCOUNT ATTACHMENT 3 OVERVIEW OF RIGS, RIG OWNERS AND INTRA-GROUP CHARTERS ATTACHMENT 4 SECURITY PRINCIPLES

3 BOND TERMS between ISSUER: Borr Drilling Limited, a company existing under the laws of Bermuda with registration number 51741 and LEI-code 213800J2JPCTXLHQ5R78 and, BOND TRUSTEE: Nordic Trustee AS, a company existing under the laws of Norway with registration number 963 342 624 and LEI-code 549300XAKTM2BMKIPT85. DATED: 6 February 2023 These Bond Terms shall remain in effect for so long as any Bonds remain outstanding. 1. INTERPRETATION 1.1 Definitions The following terms will have the following meanings: “Acceptable Bank” means (i) any Nordic banking institution, or (ii) any other bank having a credit rating of A- or better. “Account Charges” means charge agreements for the first priority perfected charge of any amounts credited to the Earnings Accounts, to be made between the relevant Obligor (other than the Issuer) and the Bond Trustee as first priority Security (on a limited recourse basis) for the Secured Obligations, provided however that all amounts deposited to the Earnings Accounts shall be freely available to the Group unless and until an Event of Default has occurred and is continuing and the account bank has received a notification from the Bond Trustee that an Event of Default has occurred and is continuing and that the accounts shall thereafter be blocked. “Accounting Standard” means GAAP (or IFRS as applicable). “Affiliate” means, in relation to any person: (a) any person which is a Subsidiary of that person; (b) any person with Decisive Influence over that person (directly or indirectly); and (c) any person which is a Subsidiary of an entity with Decisive Influence over that person (directly or indirectly). “Annual Financial Statements” means the audited consolidated annual financial statements of the Issuer for any financial year, prepared in accordance with the Accounting Standard, such financial statements to include a profit and loss account, balance sheet, cash flow statement and report of the board of directors.

4 “Approved Broker” means Arctic Offshore International AS, Fearnleys, Clarkson Valuations Limited, Pareto Shipbrokers, IHS and/or any other ship broker approved by the Bond Trustee, in its sole discretion. “Approved Flag State” means Liberia, the Republic of the Marshall Islands, Panama, the Republic of Vanuatu, Saudi Arabia, Singapore and any other flag state with a reputable and internationally recognised ship registry acceptable to the Bond Trustee, in its sole discretion. “Approved Jurisdiction” means Bermuda, the Cayman Islands, Liberia, the Republic of the Marshall Islands, Panama, the Scandinavian countries, the United Kingdom (UK), other members of the EU, Saudi Arabia, Singapore and other jurisdictions acceptable to the Bond Trustee, in its sole discretion. “Approved Rig Manager” means one or more Subsidiaries of the Issuer or any other third party reputable manager conducting commercial and/or technical management of the Rigs. “Attachment” means any schedule, appendix or other attachment to these Bond Terms. “BMV” means Borr Mexico Ventures Limited (Scotland). “Bond Currency” means the currency in which the Bonds are denominated, as set out in Clause 2.1 (Amount, denomination and ISIN of the Bonds). “Bond Terms” means these terms and conditions, including all Attachments which form an integrated part of these Bond Terms, in each case as amended and/or supplemented from time to time. “Bond Trustee” means the company designated as such in the preamble to these Bond Terms, or any successor, acting for and on behalf of the Bondholders in accordance with these Bond Terms. “Bond Trustee Fee Agreement” means the agreement entered into between the Issuer and the Bond Trustee relating, among other things, to the fees to be paid by the Issuer to the Bond Trustee for the services provided by the Bond Trustee relating to the Bonds. “Bondholder” means a person who is registered in the CSD as directly registered owner or nominee holder of a Bond, subject however to Clause 3.3 (Bondholders’ rights). “Bondholders’ Meeting” means a meeting of Bondholders as set out in Clause 16 (Bondholders’ Decisions). “Bonds” means (i) the debt instruments issued by the Issuer pursuant to these Bond Terms and (ii) any overdue and unpaid principal which has been issued under a separate ISIN in accordance with the regulations of the CSD from time to time. “Business Day” means a day on which both the relevant CSD settlement system is open, and the relevant settlement system for the Bond Currency is open. “Business Day Convention” means that if the last day of any Interest Period originally falls on a day that is not a Business Day, no adjustment will be made to the Interest Period.

5 “Call Option” has the meaning ascribed to such term in Clause 10.2 (Voluntary early redemption – Call Option). “Call Option Repayment Date” means the settlement date for the Call Option determined by the Issuer pursuant to Clause 10.2 (Voluntary early redemption – Call Option), paragraph (d) of Clause 10.3 (Mandatory repurchase due to a Put Option Event) or a date agreed upon between the Bond Trustee and the Issuer in connection with such redemption of Bonds. “Cash and Cash Equivalents” means, at any date, the aggregate amount of freely available cash and cash equivalents, in each case reported in accordance with the Accounting Standard, including without limitation: (a) cash in hand or on freely available deposit with any bank or financial institution; (b) certificates of deposits or marketable debt securities (included money market funds) with a maturity of twelve (12) months or less after the relevant date of calculation, issued by an arranger or a financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations with A or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or (c) any other instrument, security or investment approved in writing by the Bond Trustee, and in each case, to which any of the Obligors is beneficially entitled at that time and which can be promptly realised and applied against redemption of the Bonds. “Change of Control Event” means a person or group of persons acting in concert gaining Decisive Influence over the Issuer. “Closing Procedure” has the meaning ascribed to such term in paragraph (c) of Clause 6.1 (Conditions precedent for disbursement to the Issuer). “Compliance Certificate” means a statement substantially in the form as set out in Attachment 1 hereto. “CSD” means the central securities depository in which the Bonds are registered, being Verdipapirsentralen ASA (VPS). “Decisive Influence” means a person having, as a result of an agreement or through the ownership of shares or interests in another person (directly or indirectly): (a) a majority of the voting rights in that other person; or (b) a right to elect or remove a majority of the members of the board of directors of that other person. “Default Notice” has the meaning ascribed to such term in Clause 15.2 (Acceleration of the Bonds). “Default Repayment Date” means the settlement date set out by the Bond Trustee in a Default Notice requesting early redemption of the Bonds.

6 “Delisting Event” means that the Issuer’s shares cease to be listed on an Exchange (other than in connection with a simultaneous listing on another Exchange). “Distribution” means, in respect of the relevant entity, (a) any declaration, making or payment of any dividend or other distribution on or in respect of any of its Shares (other than any dividend payable only by way of issue of new common shares), (b) any redemption, repurchase, defeasance, retirement or repayment of its share capital and (c) any prepayment or repayment of any Subordinated Loan or any payment of any interest, fee, charge or premium accrued in respect thereof (other than through adding such amounts to the principal amount). “Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to any Restricted Group Company or any Intra-Group Charterer and which arise out of the use of or operation of any of the Rigs, including (but not limited to): (a) all freight, hire and passage moneys payable to a Restricted Group Company or Intra- Group Charterer, including (without limitation) payments of any nature under any charter or agreement for the employment, use, possession, management and/or operation of any of the Rigs; (b) any claim under any guarantees related to freight and hire payable to a Restricted Group Company or Intra-Group Charterer as a consequence of the operation of any of the Rigs; (c) compensation payable to a Restricted Group Company or Intra-Group Charterer in the event of any requisition of any of the Rigs or for the use of any of the Rigs by any government authority or other competent authority; (d) remuneration for salvage, towage and other services performed by any of the Rigs payable to a Restricted Group Company or Intra-Group Charterer; (e) demurrage, detention and retention money receivable by a Restricted Group Company or Intra-Group Charterer in relation to any of the Rigs; (f) all moneys which are at any time payable to a Restricted Group Company or Intra-Group Charterer under the insurances in respect of loss of earnings; (g) all present and future moneys and claims payable to a Restricted Group Company or Intra-Group Charterer in respect of any breach or variation of any charterparty or contract of affreightment in respect of the Rigs; (h) if and whenever any of the Rigs is employed on terms whereby any moneys falling within paragraphs (a) to (g) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Rig(s); and (i) any other money whatsoever due or to become due to a Restricted Group Company or Intra-Group Charterer from third parties in relation to any of the Rigs, or otherwise,

7 provided however that income related to service contracts which only fulfil a local requirement in certain jurisdictions and which generate immaterial net profits in the context of the Bonds shall not be included. “Earnings Accounts” means the accounts to be established by each Restricted Group Company and any Intra-Group Charterer with an Acceptable Bank into which each of the Issuer and the Rig Owners shall procure that all Earnings from the Rigs shall be deposited. The Earnings Accounts shall be pledged in favour of the Bond Trustee (on behalf of the Bondholders) to the extent permitted by applicable law and regulation, but not blocked unless an Event of Default has occurred which is continuing and the account bank has received a notification from the Bond Trustee that an Event of Default has occurred and is continuing and that the accounts shall thereafter be blocked. “EBITDA” means in respect of any Relevant Period, the consolidated operating profit of the Group (on a consolidated basis) from ordinary activities (excluding the results from discontinued operations): (a) before deducting any amount of tax on profits, gains or income whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period; (b) before deducting any finance charges or amounts accrued in the nature of non-cash interest payable in respect of any loan; (c) not including any interest receivable by or accruing in favour of any member of the Group; (d) after adding back any amount attributable to the amortisation, depreciation or impairment of assets; (e) before deducting any costs in relation to any acquisition; (f) before taking into account any material items of an exceptional or non-recurring nature which represent gains or losses; (g) before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative which is accounted for on a hedge accounting basis); (h) after adding back (or deducting), as the case may be, the amount of any loss or gain against book value arising on a disposal of any assets (other than in the ordinary course of trading) and any loss or gain arising from an upward or downward revaluation of any asset; (i) after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests; and (j) plus or minus the Group’s share of the profit or losses (after finance costs and tax) of non-members of the Group, and

8 in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation. “Equity” means Total Assets less Total Liabilities. “Equity Ratio” means the ratio of Equity to Total Assets. “Escrow Account” means an account in the name of the Issuer with DNB Bank ASA, (which account shall be maintained outside of the United States) blocked and pledged on first priority as security for the Issuer’s obligations under the Finance Documents. “Escrow Account Pledge” means the pledge over the Escrow Account, where the bank operating the account has waived any set-off rights. “Event of Default” means any of the events or circumstances specified in Clause 15.1 (Events of Default). “Exchange” means: (a) Oslo Børs (the Oslo Stock Exchange); or (b) any regulated market as such term is understood in accordance with the Markets in Financial Instruments Directive 2014/65/EU (MiFID II) and Regulation (EU) No. 600/2014 on markets in financial instruments (MiFIR). “Existing Convertible Bond Issue” means the convertible bond issue under ISIN NO0010822935, and the bond terms between the Issuer and Nordic Trustee AS dated 18 May 2018. “Existing Debt” means the Senior Secured Credit Facility Agreement between inter alia Borr Drilling Limited, DNB Bank ASA and certain other borrowers within the Group dated 3 October 2022. “Finance Documents” means these Bond Terms, the Bond Trustee Fee Agreement, the Guarantees, any Transaction Security Document, and any other document designated by the Issuer and the Bond Trustee as a Finance Document. “Financial Indebtedness” means any indebtedness for or in respect of: (a) moneys borrowed (and debit balances at banks or other financial institutions); (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, including the Bonds; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Standard, be capitalised as an asset and booked as a corresponding liability in the balance sheet;

9 (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis provided that the requirements for de-recognition under the Accounting Standard are met); (f) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount shall be taken into account); (g) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of a person which is not a Group Company which liability would fall within one of the other paragraphs of this definition; (h) any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the Issuer) before the Maturity Date or are otherwise classified as borrowings under the Accounting Standard; (i) any amount of any liability under an advance or deferred purchase agreement, if (a) the primary reason behind entering into the agreement is to raise finance or (b) the agreement is in respect of the supply of assets or services and payment is due more than 120 calendar days after the date of supply; (j) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing or otherwise being classified as a borrowing under the Accounting Standard; and (k) without double counting, the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above. “Financial Reports” means the Annual Financial Statements and the Interim Accounts. “First Call Date” means the Interest Payment Date in August 2024. “GAAP” means generally accepted accounting practices and principles in the United States of America. “Group” means the Issuer and its Subsidiaries from time to time. “Group Company” means any person which is a member of the Group. “Guarantee” means the unconditional Norwegian law guarantee and indemnity (Norwegian: “selvskyldnerkausjon”) (or similar under any other applicable law acceptable to the Bond Trustee) issued by each of the Guarantors in respect of the Secured Obligations (subject to the Security Principles and any mandatory law restrictions arising under any applicable law), up to the maximum amount of 120 per cent. of the amount under the Bonds with the addition of any unpaid interest, default interest, premium, Make Whole Amount, and

10 costs, including any enforcement costs covering all obligations of the Obligors under the Finance Documents, which shall constitute senior obligations of the Guarantors. “Guarantor” means each Restricted Group Company. “IFRS” means the International Financial Reporting Standards and guidelines and interpretations issued by the International Accounting Standards Board (or any predecessor and successor thereof) in force from time to time and to the extent applicable to the relevant financial statement. “Initial Nominal Amount” means the Nominal Amount of each Bond on the Issue Date as set out in Clause 2.1 (Amount, denomination and ISIN of the Bonds). “Insolvent” means that a person: (a) is unable or admits inability to pay its debts as they fall due; (b) suspends making payments on any of its debts generally; or (c) is otherwise considered insolvent or bankrupt within the meaning of the relevant bankruptcy legislation of the jurisdiction which can be regarded as its centre of main interest as such term is understood pursuant to Regulation (EU) 2015/848 on insolvency proceedings (as amended from time to time). “Insurances” means all the insurance and re-insurance policies and contracts of insurance or re-insurance which are from time to time in place or taken out or entered into by or for the benefit of any Obligor (whether in the sole name of the Obligor or in the joint names of the Obligors and any other person) in respect of the Rigs or otherwise in connection with the Rigs and all benefits thereunder (including claims of whatsoever nature and return of premiums). “Intercompany Loan” means any loan between any members of the Group where (a) the loan or credit is scheduled to be outstanding for at least 6 months and (b) the principal amount thereof is at least USD 5,000,000 (or the equivalent amount in another currency) and which shall be fully subordinated to the claims under the Finance Documents, and provided that first priority Security in the form of an assignment over any monetary claims in respect of any such loan shall be granted in favour of the Bond Trustee where required pursuant to Clause 2.5 (Transaction Security). “Interest Payment Date” means the last day of each Interest Period, the first Interest Payment Date being 9 August 2023 and the last Interest Payment Date being the Maturity Date. “Interest Period” means, subject to adjustment in accordance with the Business Day Convention, the periods between 9 February and 9 August each year, provided however that an Interest Period shall not extend beyond the Maturity Date. “Interest Rate” means 9.5 percentage points per annum. “Interim Accounts” means the unaudited consolidated quarterly financial statements of the Issuer for the quarterly period ending on 31 March, 30 June, 30 September and 31 December in each year, prepared in accordance with the Accounting Standard and in the English language,

11 such financial statements to include a profit and loss account, balance sheet, cash flow statement and management commentary by the Issuer. “Intermediate HoldCo” means Borr IHC Limited, an exempted company incorporated under the laws of Bermuda with company registration number 55669. “Intra-Group Charterer” means each Subsidiary of the Issuer which is an intra-group charterer of any Rig at any time. “ISIN” means International Securities Identification Number. “Issue Date” means 9 February 2023. “Issuer” means the company designated as such in the preamble to these Bond Terms. “Issuer’s Bonds” means any Bonds which are owned by the Issuer or any Affiliate of the Issuer. “JV Partner” means any (A) joint venture between the Issuer (or any of its Subsidiaries) and another third-party commercial partner in respect of drilling operations or (B) any third-party commercial partner of the Issuer (or any of its Subsidiaries) with whom the Issuer (or any of its Subsidiaries) collaborates in respect of drilling operations, in each case relating to any Rig. “Leverage Ratio” means, in respect of any Relevant Period, the ratio of Net Interest Bearing Debt to EBITDA in respect of that Relevant Period. “Liquidity” means, at any given time, the aggregate amount of (i) Cash and Cash Equivalents, and (ii) undrawn and available amounts under revolving credit facilities (with more than 6 months to maturity), as per the balance sheet for the relevant Quarter Date. “Listing Failure Event” means: (a) that the Bonds have not been admitted to listing on an Exchange within 12 months following the Issue Date, or (b) in the case of a successful admission to listing, that a period of 6 months has elapsed since the Bonds ceased to be admitted to listing on an Exchange. “Longstop Date” means date falling no later than the maturity date under the Existing Convertible Bond Issue being 23 May 2023 . “Make Whole Amount” means an amount equal to the sum of the present value on the relevant Repayment Date of: (a) the Nominal Amount of the redeemed Bonds at the price as set out in paragraph (a) (ii) of Clause 10.2 (Voluntary early redemption – Call Option) as if such payment originally had taken place on the First Call Date; and (b) the remaining interest payments of the redeemed Bonds (less any accrued and unpaid interest on the redeemed Bonds as at the Repayment Date) to the First Call Date,

12 where the present value shall be calculated by using a discount rate of 4.94 per cent. per annum. “Manager” means each of Clarksons Securities AS, DNB Markets, a part of DNB Bank ASA and Pareto Securities AS. “Managers’ Undertakings” means, in respect of the Rigs, undertakings from each of the Rig Managers in favour of the Bond Trustee (on behalf of the Bondholders) pursuant to which the Rig Managers will undertake, inter alia, to manage the Rig in accordance with good standard rig management practice, subordinate, at all times, all rights, claims or liens they may have against the Rigs or any Obligor to the Secured Obligations (save for, in respect of any third party Rig Manager, a carve-out for payment of in total 2 months’ of management fees and other ordinary payments for goods and services under the relevant management contract), and not to terminate or amend in any material respect the management agreements without the prior written consent of the Bond Trustee if such amendment or termination could otherwise have a Material Adverse Effect, such undertakings to also include unilateral step-in right and termination right for the Bond Trustee, and otherwise be in form and substance satisfactory to the Bond Trustee, however so that in respect of any Managers’ Undertaking provided by a third party Rig Manager such Managers’ Undertaking shall be consistent with, and not give the Bond Trustee (on behalf of the Bondholders) any further rights than what follows from, that third party Rig Manager’s standard terms or general market practice in that third party Rig Manager’s market. “Mandatory Redemption Event” means: (a) an event where one or more of the Rigs are sold or disposed of to a company not being a Restricted Group Company through a direct or indirect disposal of a Rig or Shares in any Rig Owner; (b) a Total Loss Event; or (c) in the event that the conditions precedent set out in Clause 6.1 (Conditions precedent for disbursement to the Issuer) have not been fulfilled within the Longstop Date. “Mandatory Redemption Repayment Date” means the settlement date for the Mandatory Redemption Event pursuant to Clause 10.5 (Mandatory early redemption due to a Mandatory Redemption Event). “Market Value” means the fair market value of the Rigs determined as the arithmetic mean of independent valuations of the Rigs obtained from two of the Approved Brokers (elected by the Issuer). If the higher of the two valuations differ by a margin of more than ten per cent from the lower valuation, then a third additional valuation from an Approved Broker (elected by the Issuer) shall be performed, and the fair market value of the Rig shall be the arithmetic average of the three valuations. Such valuation shall be made on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms between a willing seller and a willing buyer, on an “as is where is” basis, free of any existing charters or other contracts for employment. The cost of such determination shall be for the account of the Issuer and such determinations shall be made semi-annually.

13 “Material Adverse Effect” means a material adverse effect on: (a) the ability of the Issuer or any Guarantor to perform and comply with its obligations under any Finance Document; or (b) the validity or enforceability of any Finance Document. “Maturity Date” means 9 February 2026 (3 years after the Issue Date), adjusted according to the Business Day Convention. “Mortgages” means each of the first priority perfected mortgages and any deed of covenants collateral thereto, executed by each of the Rig Owners against each of the respective Rigs in an Approved Flag State in favour of the Bond Trustee (on behalf of the Bondholders) as security for the Obligors’ obligations under the Finance Documents, each to cover an amount of up to 120 per cent. of the issue amount under the Bonds (to the extent any limitation is required). “Net Interest Bearing Debt” means at the relevant time, the aggregate amount of all obligations of the Group Companies, determined on a consolidated basis, for or in respect of interest bearing Financial Indebtedness but: (a) excluding any such obligations to any other Group Company; (b) excluding any such obligations in respect of any Subordinated Loan; (c) excluding A) any Bonds held by a Group Company and B) any other bonds issued by a Group Company and owned by a Group Company (d) excluding any indebtedness in respect of any derivative transaction; (e) including, in the case of any lease contracts that are Financial Indebtedness, their capitalised value; and (f) deducting the aggregate amount of Cash and Cash Equivalents, and so that no amount shall be included or excluded more than once. “Net Profit” means net profit (after deducting operating costs, taxes, interest and depreciation) calculated in accordance with the Accounting Standard. “Net Proceeds” means the proceeds from the issuance of the Bonds (net of fees and legal cost of the Managers and, if required by the Bond Trustee, the Bond Trustee fee, and any other cost and expenses incurred in connection with the issuance of the Bonds) “New Convertible Bond Issue” means the capital raise in the form of a convertible bond issue in an amount of no less than USD 200,000,000. “Nominal Amount” means the nominal value of each Bond at any time. The Nominal Amount may be amended pursuant to paragraph (j) of Clause 17.2 (The duties and authority of the Bond Trustee).

14 “Obligor” means the Issuer, the Intermediate HoldCo (as a grantor of security) and any other grantor of Transaction Security and any Guarantor. “Other Creditors” means each of DNB Bank ASA (or any other lenders in respect of the Existing Debt), PPL Shipyard Pte Ltd, Hayfin Services LLP, Keppel FELS Limited, Offshore Partners Pte. Ltd and any of their respective Affiliates. “Other Creditor Finance Documentation” means the agreements and finance documents (as amended from time to time) entered into with the Other Creditors prior to the date hereof. “Outstanding Bonds” means any Bonds not redeemed or otherwise discharged. “Overdue Amount” means any amount required to be paid by an Obligor under the Finance Documents but not made available to the Bondholders on the relevant Payment Date or otherwise not paid on its applicable due date. “Partial Payment” means a payment that is insufficient to discharge all amounts then due and payable under the Finance Documents. “Paying Agent” means the legal entity appointed by the Issuer to act as its paying agent with respect to the Bonds in the CSD. “Payment Date” means any Interest Payment Date or any Repayment Date. “Permitted Disposal” means a sale or other disposal of any Rig Owner, Rig or any other material asset subject to any Transaction Security, provided that (i) no Event of Default has occurred and is continuing, (ii) such sale would have no Material Adverse Effect, and (iii) the relevant Group Company complies with the relevant requirements for mandatory early redemption in Clause 10.5 (Mandatory early redemption due to a Mandatory Redemption Event) following such sale or other disposal. “Permitted Distribution” means any Distribution provided that: (a) no Event of Default has occurred; (b) all Financial Indebtedness incurred under the Other Creditor Finance Documentation, have been amended or fully refinanced, with the consequence that such amended or refinanced Financial Indebtedness does not mature earlier than 1 year after the Maturity Date for the Bonds; (c) the Leverage Ratio on a pro-forma basis will be less than 3:1 immediately following the Distribution and the Issuer provides evidence and supporting documentation of the same to the Bond Trustee no later than three (3) Business Days prior to making the Distribution; and (d) any such Distribution cannot exceed 50 per cent. of Net Profit in the previous calendar year (based on the Annual Financial Statements). No carry forward of any part of Net Profit which has not been subject to any Distribution.

15 The Leverage Ratio will be calculated in respect of (a) EBITDA by the application of the last available Financial Report, and (b) Net Interest Bearing Debt such that any amount subject to such Distribution shall not reduce the Net Interest Bearing Debt. “Permitted Financial Indebtedness” means Financial Indebtedness: (a) incurred under the Finance Documents; (b) arising under any Intercompany Loans or any other loan or credit between Group Companies; (c) arising under hedging transactions of currency or interest rate in the ordinary course of business, and not being made for investment or speculative purposes; and/or (d) arising under any future bid-, payment- and performance bonds, guarantees and letters of credit incurred by any Group Company in the ordinary course of business and guarantees issued to release tax retention amounts to improve liquidity; and (e) not otherwise permitted by the preceding paragraphs so long as the aggregate amount of Financial Indebtedness for Restricted Group Companies does not exceed USD 10,000,000 (or its equivalent in other currencies) at any time. “Permitted Guarantee” means: (a) any Guarantee or indemnity granted under the Finance Documents; (b) granted in respect of any hedging obligation; (c) granted by a Restricted Group Company to or for the benefit of any other Restricted Group Company; (d) for the benefit of third parties in the ordinary course of trading and operation of the Rigs; (e) not otherwise permitted by the preceding paragraphs so long as the aggregate amount of the guaranteed liabilities does not exceed USD 5,000,000 (or its equivalent in other currencies) at any time, provided (in any event) that the Restricted Group Companies can only grant guarantees for or on behalf of Restricted Group Companies. “Permitted Loan” means: (a) any trade credit extended by any Restricted Group Company on normal commercial terms and in the ordinary course of trading; (b) Financial Indebtedness which is referred to in the definition of, or otherwise constitutes Permitted Financial Indebtedness; and

16 (c) not otherwise permitted by the preceding paragraphs so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed USD 5,000,000 (or its equivalent in other currencies) at any time. “Permitted Security” means any Security: (a) created under the Transaction Security Documents or otherwise created under the Finance Documents; (b) created for any Financial Indebtedness permitted under paragraph (c) and (d) of the definition of Permitted Financial Indebtedness; (c) arising by operation of law or in the ordinary course of trading; and (d) not otherwise permitted by the preceding paragraphs and in respect of Security over assets not subject to or contemplated to be subject to the Transaction Security so long as the aggregate amount of the Security does not exceed USD 5,000,000 (or its equivalent in other currencies) at any time, provided (in any event) that the Restricted Group Companies can only grant Security for or on behalf of other Restricted Group Companies. “Put Option” has the meaning ascribed to such term in Clause 10.3 (Mandatory repurchase due to a Put Option Event). “Put Option Event” means a Delisting Event or a Change of Control Event. “Put Option Repayment Date” means the settlement date for the Put Option pursuant to Clause 10.3 (Mandatory repurchase due to a Put Option Event). “Quarter Date” means each 31 March, 30 June, 30 September and 31 December. “Quiet Enjoyment Letter” means any quiet enjoyment letter agreement entered or required to be entered into between the Bond Trustee (on behalf on the Bondholders), the relevant Obligor in relation to the Rig and the relevant end-user of a Rig, if required by the relevant end-user pursuant to the relevant drilling contract, regulating the enforcement of a Mortgage on customary terms (which provides that the Bond Trustee shall not interfere with the free and undisturbed use by the end-user of the Rig provided that the end-user is not in material breach of any of its payment obligations under the relevant drilling contract) or as otherwise acceptable to the Bond Trustee. “Redemption Amount” means in relation to a Rig (or a Rig Owner), an amount equal to the then outstanding aggregate Nominal Amount of the Outstanding Bonds multiplied with a fraction, the numerator of which is the Market Value of such Rig (or if a Rig Owner is sold, the Market Value of the Rig owned by that Rig Owner) immediately prior to such disposal or Total Loss Event, and the denominator of which is the aggregate Market Value of all Rigs collateral to the Bonds immediately prior to such disposal or Total Loss Event.

17 “Redemption Price” means a redemption price equal to the First Call Price if the Mandatory Redemption Event occurs prior to the First Call Date and at the prevailing Call Option price if such Mandatory Redemption Event occurs at the First Call Date or any time thereafter. “Relevant Jurisdiction” means the country in which the Bonds are issued, being Norway. “Relevant Period” means each period of 12 consecutive calendar months ending on the last date of the period covered by the most recent Financial Report. “Relevant Record Date” means the date on which a Bondholder’s ownership of Bonds shall be recorded in the CSD as follows: (a) in relation to payments pursuant to these Bond Terms, the date designated as the Relevant Record Date in accordance with the rules of the CSD from time to time; or (b) for the purpose of casting a vote with regard to Clause 16 (Bondholders’ Decisions), the date falling on the immediate preceding Business Day to the date of that Bondholders’ decision being made, or another date as accepted by the Bond Trustee. “Repayment Date” means any Call Option Repayment Date, the Default Repayment Date, any Put Option Repayment Date, the Tax Event Repayment Date, the Mandatory Redemption Repayment Date or the Maturity Date. “Restricted Group” means each Rig Owner from time to time and its Subsidiaries. “Restricted Group Company” means any person which is a member of the Restricted Group. “Rigs” each of the jack-up drilling rigs as set out in Attachment 3. “Rig Manager” means one or more Subsidiaries of the Issuer or any third party conducting commercial and technical management of the Rigs (and which is an Approved Rig Manager). “Rig Owner” means each single purpose company which is (or becomes) an owner of a Rig and which (save as permitted pursuant to Clause 13.7 (Ownership)) is a wholly-owned Subsidiary of the Issuer, at the Issue Date as set out in Attachment 3. “Secured Obligations” means all present and future liabilities and obligations of the Obligors to any of the Secured Parties under the Finance Documents. “Secured Parties” means the Security Agent and the Bond Trustee on behalf of itself and the Bondholders. “Securities Trading Act” means the Securities Trading Act of 2007 no.75 of the Relevant Jurisdiction. “Security” means a mortgage, charge, pledge, lien, security assignment or other security interest securing any obligation of any person or any other agreement or arrangement (including but not limited to set-off rights) having a similar effect.

18 “Security Agent” means the Bond Trustee or any successor Security Agent, acting for and on behalf of the Secured Parties in accordance with the Finance Documents. “Security Principles” means the security principles set out in Attachment 4. “Security Provider” means any person granting Transaction Security. “Shares” means shares or other equity or ownership interests of any kind (including warrants and equity options), however classified in the relevant jurisdiction. “Subordinated Loan” means any subordinated loan granted or to be granted where (i) such loan is fully subordinated to the Bonds, and (ii) any repayment of, or payment of interest (excluding payment of interest in kind) under, any such loan (other than as a Permitted Distribution) is subject to all present and future obligations and liabilities under the Bonds having been discharged in full. “Subsidiary” means a person over which another person has Decisive Influence. “Summons” means the call for a Bondholders’ Meeting or a Written Resolution as the case may be. “Tax Event Repayment Date” means the date set out in a notice from the Issuer to the Bondholders pursuant to Clause 10.4 (Early redemption option due to a tax event). “Total Assets” means the book value on a consolidated basis of all assets of the Group according to the Accounting Standard. “Total Liabilities” means the aggregate amount of the consolidated total liabilities of the Group, calculated in accordance with the Accounting Standard. “Total Loss Event” means an event where there is an actual or constructive total loss, requisition, hijacking, theft, arrest, expropriation or confiscation of a Rig. “Transaction Security” means the first priority Security created or expressed to be created in favour of the Security Agent (on behalf of the Secured Parties) pursuant to the Transaction Security Documents. “Transaction Security Documents” means, collectively, the Escrow Account Pledge and all of the documents which shall be executed or delivered pursuant to Clause 2.5 (Transaction Security). “Voting Bonds” means the Outstanding Bonds less the Issuer’s Bonds. “Working Capital” means current assets less current liabilities (in each case treated as such under the Accounting Standard, however with respect to current liabilities to exclude (i) short term portion of long term debt, (ii) paid-in-kind/capitalised interest and (iii) liabilities arising under onerous rig contracts with Keppel FELS relating to “Var” and “Vale” reclassified from long term to short term liabilities).

19 “Written Resolution” means a written (or electronic) solution for a decision making among the Bondholders, as set out in Clause 16.5 (Written Resolutions). 1.2 Construction In these Bond Terms, unless the context otherwise requires: (a) headings are for ease of reference only; (b) words denoting the singular number will include the plural and vice versa; (c) references to Clauses are references to the Clauses of these Bond Terms; (d) references to a time are references to Central European Time unless otherwise stated; (e) references to a provision of “law” are a reference to that provision as amended or re- enacted, and to any regulations made by the appropriate authority pursuant to such law; (f) references to a “regulation” includes any regulation, rule, official directive, request or guideline by any official body; (g) references to a “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, unincorporated organisation, government, or any agency or political subdivision thereof or any other entity, whether or not having a separate legal personality; (h) references to Bonds being “redeemed” means that such Bonds are cancelled and discharged in the CSD in a corresponding amount, and that any amounts so redeemed may not be subsequently re-issued under these Bond Terms; (i) references to Bonds being “purchased” or “repurchased” by the Issuer means that such Bonds may be dealt with by the Issuer as set out in Clause 11.1 (Issuer’s purchase of Bonds); (j) references to persons “acting in concert” shall be interpreted pursuant to the relevant provisions of the Securities Trading Act; and (k) an Event of Default is “continuing” if it has not been remedied or waived. 2. THE BONDS 2.1 Amount, denomination and ISIN of the Bonds (a) The Issuer has resolved to issue a series of Bonds in the amount of USD 150,000,000. (b) The Bonds are denominated in US Dollars (USD), being the legal currency of the United States of America. (c) The Initial Nominal Amount of each Bond is USD 200,000. (d) The ISIN of the Bonds is set out on the front page. These Bond Terms apply with identical terms and conditions to (i) all Bonds issued under this ISIN and (ii) any

20 Overdue Amounts issued under one or more separate ISIN in accordance with the regulations of the CSD from time to time. (e) Holders of Overdue Amounts related to interest claims will not have any other rights under these Bond Terms than their claim for payment of such interest claim which claim shall be subject to paragraph (b) of Clause 16.1 (Authority of the Bondholders’ Meeting). 2.2 Tenor of the Bonds The tenor of the Bonds is from and including the Issue Date to but excluding the Maturity Date. 2.3 Use of proceeds The Issuer will use the Net Proceeds from the issuance of the Bonds for: (a) first: repayment of the remaining parts of the Existing Convertible Bond Issue not repaid by the funds from the New Convertible Bond Issue (including, if applicable, by a first transfer of the funds to a blocked defeasance/suspense account subject to a release instruction from the Bond Trustee); and (b) second: towards the general corporate purposes of the Group. 2.4 Status of the Bonds The Bonds shall constitute senior debt obligations of the Issuer. The Bonds will rank pari passu between themselves and at least pari passu with all other obligations of the Issuer (save for such claims which are preferred by bankruptcy, insolvency, liquidation or other similar laws of general application). 2.5 Transaction Security (a) As Security for the due and punctual fulfilment of the Secured Obligations, the Issuer shall procure that the following Transaction Security is granted in favour of the Security Agent on behalf of the Secured Parties with first priority within the times agreed in Clause 6 (Conditions for Disbursement), subject to the Security Principles and liens arising by operation of law and any mandatory limitations arising under any applicable law: (i) the Escrow Account Pledge; (ii) first priority pledge by the relevant Obligors over all of the Shares (100 per cent.) in each Restricted Group Company (and any such share security shall be limited in recourse to the assets over which it is granted); (iii) first priority Mortgages by each Restricted Group Company over the Rigs (including deeds of covenant), subject to contractually agreed Quiet Enjoyment Letters (as and where required under a drilling contract with a third party); (iv) first priority assignment by each Restricted Group Company and Intra-Group Charterer of all Earnings payable to it (including under a charter with an Intra- Group Charterer), provided that an assignment of Earnings in respect of any drilling contract for a Rig with a third party end-user or JV Partner (which is not

21 an Intra-Group Charterer), only to the extent practically and legally possible under the relevant drilling contract without jeopardising the relevant drilling contract (and any security over Earnings granted by an Intra-Group Charterer shall be limited in recourse to the assets over which it is granted); (v) first priority assignment over any Intercompany Loan to any Restricted Group Company (and any such assignment shall be limited in recourse to the assets over which it is granted); (vi) first priority pledge by each Restricted Group Company and Intra-Group Charterer under the Account Charges (and any Account Charge granted by an Intra-Group Charterer shall be limited in recourse to the assets over which it is granted); (vii) first priority floating charge or similar security created by each Restricted Group Company (if permitted in the relevant jurisdiction); (viii) first priority assignment by each Restricted Group Company of all Insurances payable to the relevant Restricted Group Company; and (ix) first priority assignment with step-in rights and termination rights for the Bond Trustee (A) by each relevant Restricted Group Company and Intra-Group Charterer in respect of any rig management agreement(s) with any Rig Manager being a Subsidiary and (B) by each relevant Restricted Group Company and Intra- Group Charterer in respect of any bareboat charter with any (i) Intra-Group Charterer or (ii) other third party charterer of the Rigs (and in respect of this sub- paragraph (ii) only to the extent practically and legally possible under the relevant drilling contract without jeopardising the relevant drilling contract, provided that the Issuer shall use its reasonable commercial efforts to obtain such security) (and both in respect of (A) and (B) any such security granted by an Intra-Group Charterer shall be limited in recourse to the assets over which it is granted). (b) The Transaction Security shall be entered into on such terms and conditions as the Security Agent and the Bond Trustee in its discretion deems appropriate in order to create the intended benefit for the Secured Parties under the relevant document. (c) The Security Agent is irrevocably (in its sole discretion) authorised and entitled to release and discharge any Guarantees and Transaction Security where and to the extent required, including over assets which are sold or otherwise disposed of (directly or indirectly), (A) in any merger, de-merger or disposal permitted in compliance with Clauses 13.8 (Mergers and de-mergers) or 13.13 (Disposals), (B) any changes of Rig Owners, Rig Managers, Intra-Group Charterers or any other permitted structural changes in respect of the operation or ownership of the Rigs, provided that any new replacement Transaction Security and Guarantees are (where and to the extent required) granted in favour of the Security Agent (on behalf of the Secured Parties), (C) in connection with a sale of a Rig or other assets (in each case) permitted by the Finance Documents and (D) following an enforcement.

22 3. THE BONDHOLDERS 3.1 Bond Terms binding on all Bondholders (a) By virtue of being registered as a Bondholder (directly or indirectly) with the CSD, the Bondholders are bound by these Bond Terms and any other Finance Document, without any further action required to be taken or formalities to be complied with by the Bond Trustee, the Bondholders, the Issuer or any other party. (b) The Bond Trustee is always acting with binding effect on behalf of all the Bondholders. 3.2 Limitation of rights of action (a) No Bondholder is entitled to take any enforcement action, instigate any insolvency procedures or take other legal action against the Issuer or any other party in relation to any of the liabilities of the Issuer or any other party under or in connection with the Finance Documents, other than through the Bond Trustee and in accordance with these Bond Terms, provided, however, that the Bondholders shall not be restricted from exercising any of their individual rights derived from these Bond Terms, including the right to exercise the Put Option. (b) Each Bondholder shall immediately upon request by the Bond Trustee provide the Bond Trustee with any such documents, including a written power of attorney (in form and substance satisfactory to the Bond Trustee), as the Bond Trustee deems necessary for the purpose of exercising its rights and/or carrying out its duties under the Finance Documents. The Bond Trustee is under no obligation to represent a Bondholder which does not comply with such request. 3.3 Bondholders’ rights (a) If a beneficial owner of a Bond not being registered as a Bondholder wishes to exercise any rights under the Finance Documents, it must obtain proof of ownership of the Bonds, acceptable to the Bond Trustee. (b) A Bondholder (whether registered as such or proven to the Bond Trustee’s satisfaction to be the beneficial owner of the Bond as set out in paragraph (a) above) may issue one or more powers of attorney to third parties to represent it in relation to some or all of the Bonds held or beneficially owned by such Bondholder. The Bond Trustee shall only have to examine the face of a power of attorney or similar evidence of authorisation that has been provided to it pursuant to this Clause 3.3 and may assume that it is in full force and effect, unless otherwise is apparent from its face or the Bond Trustee has actual knowledge to the contrary. 4. ADMISSION TO LISTING The Issuer shall ensure that the Bonds are listed on an Exchange within 12 months of the Issue Date and thereafter remain listed on an Exchange until the Bonds have been redeemed in full. 5. REGISTRATION OF THE BONDS 5.1 Registration in the CSD The Bonds shall be registered in dematerialised form in the CSD according to the relevant securities registration legislation and the requirements of the CSD.

23 5.2 Obligation to ensure correct registration The Issuer will at all times ensure that the registration of the Bonds in the CSD is correct and shall immediately upon any amendment or variation of these Bond Terms give notice to the CSD of any such amendment or variation. 5.3 Country of issuance The Bonds have not been issued under any other country’s legislation than that of the Relevant Jurisdiction. Save for the registration of the Bonds in the CSD, the Issuer is under no obligation to register, or cause the registration of, the Bonds in any other registry or under any other legislation than that of the Relevant Jurisdiction. 6. CONDITIONS FOR DISBURSEMENT 6.1 Conditions precedent for disbursement to the Issuer (a) Payment of the Net Proceeds from the issuance of the Bonds to the Escrow Account shall be conditional on the Bond Trustee having received in due time (as determined by the Bond Trustee) prior to the Issue Date each of the following documents, in form and substance satisfactory to the Bond Trustee: (i) these Bond Terms duly executed by all parties hereto; (ii) copies of all necessary corporate resolutions of the Issuer to issue the Bonds and execute the Finance Documents to which it is a party; (iii) a copy of a power of attorney (unless included in the corporate resolutions) from the Issuer to relevant individuals for their execution of the Finance Documents to which it is a party; (iv) certified copies of the Issuer’s bye-laws and memorandum of association and of certificate of compliance in respect of the Issuer evidencing that the Issuer is validly existing and in good standing; (v) the Escrow Account Pledge duly executed by all parties thereto and perfected in accordance with applicable law (including all applicable acknowledgements and consents from the account bank); (vi) copies of the Issuer’s latest Financial Reports; (vii) confirmation that the applicable prospectus requirements (ref. the EU prospectus regulation ((EU) 2017/1129)) concerning the issuance of the Bonds have been fulfilled; (viii) copies of any necessary governmental approval, consent or waiver (as the case may be) required at such time to issue the Bonds; (ix) confirmation that the Bonds are registered in the CSD (by obtaining an ISIN for the Bonds); (x) confirmation of acceptance from any process agent;

24 (xi) copies of any written documentation used in marketing the Bonds or made public by the Issuer or any Manager in connection with the issuance of the Bonds; (xii) the Bond Trustee Fee Agreement duly executed by all parties thereto; and (xiii) legal opinions or other statements as may be required by the Bond Trustee (including in respect of corporate matters relating to the Issuer and the legality, validity and enforceability of these Bond Terms and the Finance Documents). (b) The Net Proceeds from the issuance of the Bonds (on the Escrow Account) will not be disbursed to the Issuer unless the Bond Trustee has received or is satisfied that it will receive in due time (as determined by the Bond Trustee in its sole discretion) prior to such disbursement to the Issuer each of the following documents, in form and substance satisfactory to the Bond Trustee: (i) a duly executed release notice from the Issuer, as set out in Attachment 2; (ii) unless delivered under paragraph (a) above, as pre-settlement conditions precedent: (A) copies of all necessary corporate resolutions of each Security Provider and other Obligor required to provide the Transaction Security and execute the Finance Documents to which it is a party; (B) a copy of a power of attorney (unless included in the relevant corporate resolutions) from each Security Provider and other Obligor to relevant individuals for their execution of the Finance Documents to which it is a party; (C) copies of the articles of association and a full extract from the relevant company register in respect of each Security Provider and other Obligor evidencing that it is validly existing (or similar documentation applicable in its relevant jurisdiction); (iii) the Transaction Security Documents duly executed by all parties thereto and evidence of the establishment and perfection of the Transaction Security; (iv) the Guarantees provided by the Guarantors, duly executed; (v) documentation evidencing that the amount to be released shall be applied in accordance with Clause 2.3 (Use of proceeds); (vi) evidence by way of insurance policies/cover notes evidencing that Insurances have been taken out in accordance with the insurance requirements as set out in Clause 14 (Rig Undertakings) and that the Bond Trustee has been noted as first priority mortgagee and sole loss payee in the insurance policies in accordance with the relevant notices and loss payable clauses required under the assignment of Insurances, letters of undertakings from the insurers and a third party insurance

25 report from BankServe or other third party insurance advisor acceptable to the Bond Trustee; (vii) certificate of ownership and encumbrances from the appropriate authorities showing the registered ownership of each Rig, and certifying that no other encumbrances, maritime liens, mortgages or debts whatsoever (other than which will be discharged in accordance with the Closing Procedure following the first release of funds from the Escrow Account) are registered against the Rigs; (viii) customary documents and certificates related to the Rigs, including but not limited to transcript of registry for the Rigs; (ix) up-to-date class certificates related to each Rig from the relevant classification society; (x) copies of executed management agreements relating to the Rigs; (xi) copies of any charter agreements relating to the Rigs; (xii) overview and copies of any internal bareboat or sub-charter agreements and Intercompany Loans; (xiii) confirmation from the Issuer that no Event of Default has occurred and is continuing or will result from the disbursement of funds from the Escrow Account on the disbursement date; (xiv) evidence satisfactory to the Bond Trustee that there is sufficient funds from the New Convertible Bond Issue (or otherwise) together with the proceeds from the Bonds available to the Issuer to repay and discharge the Existing Convertible Bond Issue in full (i.e. sufficient funds to redeem, repurchase or otherwise settle all outstanding bonds, interest and reasonable fees and expenses on the maturity date under the Existing Convertible Bond Issue); (xv) evidence satisfactory to the Bond Trustee of prior approved necessary waivers from the Other Creditors under the Other Creditor Finance Documentation (as applicable); and (xvi) legal opinions or other statements as may be required by the Bond Trustee, including in respect of corporate matters relating to the Obligors and the legality, validity and enforceability of the Finance Documents (unless delivered under paragraph (a) as pre-settlement conditions precedent). (c) The Bond Trustee, acting in its sole discretion, may, regarding this Clause 6.1, waive the requirements for documentation or decide that delivery of certain documents shall be made subject to an agreed closing procedure between the Bond Trustee and the Issuer (the “Closing Procedure”), whereby such documents that are to be delivered prior to or in connection with the release of funds from the Escrow Account in respect of any Obligor (other than the Issuer) are delivered as conditions subsequent however such conditions may in no event be delivered later than ten (10) Business Days after release

26 of funds from the Escrow Account. Perfection of the Security (except for the Escrow Account Pledge) shall be established as soon as possible in accordance with the terms of the Closing Procedure on or immediately after the release of funds from the Escrow Account, including to allow for certain matters to be handled post disbursement, as customary or required for practical reasons. 6.2 Disbursement of the proceeds Disbursement of the proceeds from the issuance of the Bonds is conditional on the Bond Trustee’s confirmation to the Paying Agent that the conditions in Clause 6.1 (Conditions precedent for disbursement to the Issuer) have been either satisfied in the Bond Trustee’s discretion or waived by the Bond Trustee pursuant to paragraph (c) of Clause 6.1 (Conditions precedent for disbursement to the Issuer). 7. REPRESENTATIONS AND WARRANTIES The Issuer makes the representations and warranties set out in this Clause 7 (Representations and Warranties), in respect of itself and in respect of each Obligor to the Bond Trustee (on behalf of the Bondholders) at the following times and with reference to the facts and circumstances then existing: (a) on the date of these Bond Terms; (b) on the Issue Date; and (c) on each date of disbursement of proceeds from the Escrow Account. 7.1 Status It is an exempted company limited by shares duly incorporated and validly existing and registered under the laws of its jurisdiction of incorporation, and has the power to own its assets and carry on its business as it is being conducted. 7.2 Power and authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, these Bond Terms and any other Finance Document to which it is a party and the transactions contemplated by those Finance Documents. 7.3 Valid, binding and enforceable obligations These Bond Terms and each other Finance Document to which it is a party constitutes (or will constitute, when executed by the respective parties thereto) its legal, valid and binding obligations, enforceable in accordance with their respective terms, and (save as provided for therein) no further registration, filing, payment of tax or fees or other formalities are necessary or desirable to render the said documents enforceable against it. 7.4 Non-conflict with other obligations The entry into and performance by it of these Bond Terms and any other Finance Document to which it is a party and the transactions contemplated thereby do not and will not conflict with (i) any law or regulation or judicial or official order; (ii) its constitutional documents; or (iii) any agreement or instrument which is binding upon it or any of its assets.

27 7.5 No Event of Default (a) No Event of Default exists or is likely to result from the making of any disbursement of proceeds or the entry into, the performance of, or any transaction contemplated by, any Finance Document. (b) No other event or circumstance has occurred which constitutes (or with the expiry of any grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is likely to have a Material Adverse Effect. 7.6 Authorisations and consents All authorisations, consents, approvals, resolutions, licences, exemptions, filings, notarisations or registrations required: (a) to enable it to enter into, exercise its rights and comply with its obligations under these Bond Terms or any other Finance Document to which it is a party; and (b) to carry on its business as presently conducted and as contemplated by these Bond Terms, have been obtained or effected and are in full force and effect. 7.7 Litigation No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which, if adversely determined, is likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. 7.8 Financial Reports Its most recent Financial Reports fairly and accurately represent the assets and liabilities and financial condition as at their respective dates, and have been prepared in accordance with the Accounting Standard, consistently applied. 7.9 No Material Adverse Effect Since the date of the most recent Financial Reports, there has been no change in its business, assets or financial condition that is likely to have a Material Adverse Effect. 7.10 No misleading information Any factual information provided by it to the Bondholders or the Bond Trustee for the purposes of the issuance of the Bonds was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. 7.11 No withholdings The Issuer is not required to make any deduction or withholding from any payment which it may become obliged to make to the Bond Trustee or the Bondholders under the Finance Documents.

28 7.12 Pari passu ranking Its payment obligations under these Bond Terms or any other Finance Document to which it is a party ranks as set out in Clause 2.4 (Status of the Bonds). 7.13 Security No Security exists over any of the present assets of any Group Company in conflict with these Bond Terms. 8. PAYMENTS IN RESPECT OF THE BONDS 8.1 Covenant to pay (a) The Issuer will unconditionally make available to or to the order of the Bond Trustee and/or the Paying Agent all amounts due on each Payment Date pursuant to the terms of these Bond Terms at such times and to such accounts as specified by the Bond Trustee and/or the Paying Agent in advance of each Payment Date or when other payments are due and payable pursuant to these Bond Terms. (b) All payments to the Bondholders in relation to the Bonds shall be made to each Bondholder registered as such in the CSD on the Relevant Record Date, by, if no specific order is made by the Bond Trustee, crediting the relevant amount to the bank account nominated by such Bondholder in connection with its securities account in the CSD. (c) Payment constituting good discharge of the Issuer’s payment obligations to the Bondholders under these Bond Terms will be deemed to have been made to each Bondholder once the amount has been credited to the bank holding the bank account nominated by the Bondholder in connection with its securities account in the CSD. If the paying bank and the receiving bank are the same, payment shall be deemed to have been made once the amount has been credited to the bank account nominated by the Bondholder in question. (d) If a Payment Date or a date for other payments to the Bondholders pursuant to the Finance Documents falls on a day on which either of the relevant CSD settlement system or the relevant currency settlement system for the Bonds are not open, the payment shall be made on the first following possible day on which both of the said systems are open, unless any provision to the contrary has been set out for such payment in the relevant Finance Document. 8.2 Default interest (a) Default interest will accrue on any Overdue Amount from and including the Payment Date on which it was first due to and excluding the date on which the payment is made at the Interest Rate plus 3 percentage points per annum. (b) Default interest accrued on any Overdue Amount pursuant to this Clause 8.2 will be added to the Overdue Amount on each Interest Payment Date until the Overdue Amount and default interest accrued thereon have been repaid in full. (c) Upon the occurrence of a Listing Failure Event and for as long as such Listing Failure Event is continuing, the interest on any principal amount outstanding under these Bonds Terms will accrue at the Interest Rate plus 1 percentage point per annum.

29 8.3 Partial Payments (a) If the Paying Agent or the Bond Trustee receives a Partial Payment, such Partial Payment shall, in respect of the Issuer’s debt under the Finance Documents be considered made for discharge of the debt of the Issuer in the following order of priority: (i) firstly, towards any outstanding fees, liabilities and expenses of the Bond Trustee (and any Security Agent); (ii) secondly, towards accrued interest due but unpaid; and (iii) thirdly, towards any other outstanding amounts due but unpaid under the Finance Documents. (b) Notwithstanding paragraph (a) above, any Partial Payment which is distributed to the Bondholders, shall, after the above mentioned deduction of outstanding fees, liabilities and expenses, be applied (i) firstly towards any principal amount due but unpaid and (ii) secondly, towards accrued interest due but unpaid, in the following situations; (i) if the Bond Trustee has served a Default Notice in accordance with Clause 15.2 (Acceleration of the Bonds); or (ii) if a resolution according to Clause 16 (Bondholders’ Decisions) has been made. 8.4 Taxation (a) Each Obligor is responsible for withholding any withholding tax imposed by applicable law on any payments to be made by it in relation to the Finance Documents. (b) The Obligors shall, if any tax is withheld in respect of the Bonds under the Finance Documents: (i) gross up the amount of the payment due from it up to such amount which is necessary to ensure that the Bondholders or the Bond Trustee, as the case may be, receive a net amount which is (after making the required withholding) equal to the payment which would have been received if no withholding had been required; and (ii) at the request of the Bond Trustee, deliver to the Bond Trustee evidence that the required tax deduction or withholding has been made. (c) Any public fees levied on the trade of Bonds in the secondary market shall be paid by the Bondholders, unless otherwise provided by law or regulation, and the Issuer shall not be responsible for reimbursing any such fees. (d) The Bond Trustee shall not have any responsibility to obtain information about the Bondholders relevant for the tax obligations pursuant to these Bond Terms. 8.5 Currency (a) All amounts payable under the Finance Documents shall be payable in the Bond Currency. If, however, the Bond Currency differs from the currency of the bank account

30 connected to the Bondholder’s account in the CSD, any cash settlement may be exchanged and credited to this bank account. (b) Any specific payment instructions, including foreign exchange bank account details, to be connected to the Bondholder’s account in the CSD must be provided by the relevant Bondholder to the Paying Agent (either directly or through its account manager in the CSD) within 5 Business Days prior to a Payment Date. Depending on any currency exchange settlement agreements between each Bondholder’s bank and the Paying Agent, and opening hours of the receiving bank, cash settlement may be delayed, and payment shall be deemed to have been made once the cash settlement has taken place, provided, however, that no default interest or other penalty shall accrue for the account of the Issuer for such delay. 8.6 Set-off and counterclaims No Obligor may apply or perform any counterclaims or set-off against any payment obligations pursuant to these Bond Terms or any other Finance Document. 9. INTEREST 9.1 Calculation of interest (a) Each Outstanding Bond will accrue interest at the Interest Rate on the Nominal Amount for each Interest Period, commencing on and including the first date of the Interest Period, and ending on but excluding the last date of the Interest Period. (b) Interest shall be calculated on the basis of a 360-day year comprised of twelve months of 30 days each (30/360-days basis), unless: (i) the last day in the relevant Interest Period is the 31st calendar day but the first day of that Interest Period is a day other than the 30th or the 31st day of a month, in which case the month that includes that last day shall not be shortened to a 30– day month; or (ii) the last day of the relevant Interest Period is the last calendar day in February, in which case February shall not be lengthened to a 30-day month. 9.2 Payment of interest Interest shall fall due on each Interest Payment Date for the corresponding preceding Interest Period and, with respect to accrued interest on the principal amount then due and payable, on each Repayment Date. 10. REDEMPTION AND REPURCHASE OF BONDS 10.1 Redemption of Bonds The Outstanding Bonds will mature in full on the Maturity Date and shall be redeemed by the Issuer on the Maturity Date at a price equal to 100 per cent. of the Nominal Amount. 10.2 Voluntary early redemption - Call Option (a) The Issuer may redeem all or part of the Outstanding Bonds (the “Call Option”) on any Business Day from and including:

31 (i) the Issue Date to, but not including, the First Call Date at a price equal to the Make Whole Amount; (ii) the First Call Date to, but not including, the Interest Payment Date in February 2025 at a price equal to 104.75 per cent. of the Nominal Amount for each redeemed Bond (the “First Call Price”); (iii) Interest Payment Date in February 2025 to, but not including, the Interest Payment Date in August 2025 at a price equal to 103.17 per cent. of the Nominal Amount for each redeemed Bond; and (iv) the Interest Payment Date in August 2025 to, but not including, the Maturity Date at a price equal to 101.58 per cent. of the Nominal Amount for each redeemed Bond. (b) Any redemption of Bonds pursuant to paragraph (a) above shall be determined based upon the redemption prices applicable on the Call Option Repayment Date. (c) The Call Option may be exercised by the Issuer by written notice to the Bond Trustee at least 10 Business Days prior to the proposed Call Option Repayment Date. Such notice sent by the Issuer is irrevocable and shall specify the Call Option Repayment Date, but may, at the Issuer’s discretion, be subject to the satisfaction of certain conditions precedent, to be satisfied or waived no later than three (3) Business Days prior to the Call Option Repayment Date. If such conditions precedent have not been satisfied or waived by that date, the call notice shall be null and void. Unless the Make Whole Amount is set out in the written notice where the Issuer exercises the Call Option, the Issuer shall calculate the Make Whole Amount and provide such calculation by written notice to the Bond Trustee as soon as possible and at the latest within 3 Business Days from the date of the notice. (d) Any Call Option exercised in part will be used for pro rata payment to the Bondholders in accordance with the applicable regulations of the CSD. 10.3 Mandatory repurchase due to a Put Option Event (a) Upon the occurrence of a Put Option Event, each Bondholder will have the right (the “Put Option”) to require that the Issuer purchases all or some of the Bonds held by that Bondholder at a price equal to 101.00 per cent. of the Nominal Amount. (b) The Put Option must be exercised within 15 Business Days after the Issuer has given notice to the Bond Trustee and the Bondholders that a Put Option Event has occurred pursuant to Clause 12.3 (Put Option Event). Once notified, the Bondholders’ right to exercise the Put Option is irrevocable. (c) Each Bondholder may exercise its Put Option by written notice to its account manager for the CSD, who will notify the Paying Agent of the exercise of the Put Option. The Put Option Repayment Date will be the 5th Business Day after the end of 15 Business Days exercise period referred to in paragraph (b) above. However, the settlement of the Put Option will be based on each Bondholders holding of Bonds at the Put Option Repayment Date.

32 (d) If Bonds representing more than 90 per cent. of the Outstanding Bonds have been repurchased pursuant to this Clause 10.3, the Issuer is entitled to repurchase all the remaining Outstanding Bonds at the price stated in paragraph (a) above by notifying the remaining Bondholders of its intention to do so no later than 10 Business Days after the Put Option Repayment Date. Such notice sent by the Issuer is irrevocable and shall specify the Call Option Repayment Date. 10.4 Early redemption option due to a tax event If the Issuer is or will be required to gross up any withheld tax imposed by law from any payment in respect of the Bonds under the Finance Documents pursuant to Clause 8.4 (Taxation) as a result of a change in applicable law implemented after the date of these Bond Terms, the Issuer will have the right to redeem all, but not only some, of the Outstanding Bonds at a price equal to 100 per cent. of the Nominal Amount. The Issuer shall give written notice of such redemption to the Bond Trustee and the Bondholders at least 20 Business Days prior to the Tax Event Repayment Date, provided that no such notice shall be given earlier than 40 Business Days prior to the earliest date on which the Issuer would be obliged to withhold such tax were a payment in respect of the Bonds then due. 10.5 Mandatory early redemption due to a Mandatory Redemption Event (a) Upon a Mandatory Redemption Event due to a sale or disposal of a Rig or Shares in any Rig Owner, the Issuer shall, within 5 Business Days after the Mandatory Redemption Event, redeem the Outstanding Bonds equivalent to the Redemption Amount at the applicable Redemption Price. (b) Upon a Mandatory Redemption Event due to a Total Loss Event, the Issuer shall as soon as it receives the insurance proceeds, and in any event no later than 180 days following the Total Loss Event, redeem Bonds equivalent to the Redemption Amount at a redemption price equal to 100 per cent. of the Nominal Amount of the redeemed Bonds (plus accrued interest on the redeemed Bonds). (c) Upon a Mandatory Redemption Event due to the conditions precedent set out in Clause 6.1 (Conditions precedent for disbursement to the Issuer) not being fulfilled by the Longstop Date, the Issuer shall no later than 5 Business Days after such Mandatory Redemption Event redeem all outstanding Bonds at a price equal to 100.00 per cent. of the Nominal Amount, including by applying the funds deposited on the Escrow Account for such redemption. (d) Any redemption in part will be used for pro rata payment to the Bondholders in accordance with the applicable regulations of the CSD. (e) On a Mandatory Redemption Event and subject to redemption of the relevant amount of Bonds (plus accrued and unpaid interest on the redeemed Bonds) in accordance with these Bond Terms, the Bond Trustee shall upon the request and cost of the Issuer, release the Security relating solely to the disposed Rig(s) and/or Rig Owner(s) (if necessary, subject to an agreed closing mechanism between the Issuer and the Bond Trustee (acting in its sole discretion)).

33 11. PURCHASE AND TRANSFER OF BONDS 11.1 Issuer’s purchase of Bonds The Issuer may purchase and hold Bonds and such Bonds may be retained, or sold or cancelled in the Issuer’s sole discretion, including with respect to Bonds purchased pursuant to Clause 10.3 (Mandatory repurchase due to a Put Option Event). 11.2 Restrictions (a) Certain purchase or selling restrictions may apply to Bondholders under applicable local laws and regulations from time to time. Neither the Issuer nor the Bond Trustee shall be responsible for ensuring compliance with such laws and regulations and each Bondholder is responsible for ensuring compliance with the relevant laws and regulations at its own cost and expense. (b) A Bondholder who has purchased Bonds in breach of applicable restrictions may, notwithstanding such breach, benefit from the rights attached to the Bonds pursuant to these Bond Terms (including, but not limited to, voting rights), provided that the Issuer shall not incur any additional liability by complying with its obligations to such Bondholder. 12. INFORMATION UNDERTAKINGS 12.1 Financial Reports (a) The Issuer shall prepare Annual Financial Statements in the English language and make them available on its website (alternatively on another relevant information platform) as soon as they become available, and not later than four months after the end of the financial year. (b) The Issuer shall prepare Interim Accounts in the English language and make them available on its website (alternatively on another relevant information platform) as soon as they become available, and not later than two months after the end of the relevant interim period. 12.2 Requirements as to Financial Reports (a) The Issuer shall supply to the Bond Trustee, in connection with the publication of its Financial Reports pursuant to Clause 12.1 (Financial Reports), a Compliance Certificate with a copy of the Financial Reports attached thereto. The Compliance Certificate shall be duly signed by the chief executive officer or the chief financial officer of the Issuer, certifying inter alia that the Financial Reports fairly represent its financial condition as at the date of the relevant Financial Report and setting out (in reasonable detail) computations evidencing compliance with Clause 13.19 (Financial covenants) as at such date. (b) The Issuer shall procure that the Financial Reports delivered pursuant to Clause 12.1 (Financial Reports) are prepared using the Accounting Standard consistently applied. 12.3 Put Option Event The Issuer shall promptly inform the Bond Trustee in writing after becoming aware that a Put Option Event has occurred.

34 12.4 Listing Failure Event The Issuer shall promptly inform the Bond Trustee in writing if a Listing Failure Event has occurred. However, no Event of Default shall occur if the Issuer fails (i) to list the Bonds in accordance with Clause 4 (Admission to Listing) or (ii) to inform of such Listing Failure Event, and such failure shall result in the accrual of default interest in accordance with paragraph (c) of Clause 8.2 (Default interest) for as long as such Listing Failure Event is continuing. 12.5 Information: Miscellaneous The Issuer shall: (a) promptly inform the Bond Trustee in writing of any Event of Default or any event or circumstance which the Issuer understands or could reasonably be expected to understand may lead to an Event of Default and the steps, if any, being taken to remedy it; (b) at the request of the Bond Trustee, report the balance of the Issuer’s Bonds (to the best of its knowledge, having made due and appropriate enquiries); (c) send the Bond Trustee copies of any statutory notifications of the Issuer, including but not limited to in connection with mergers, de-mergers and reduction of the Issuer’s share capital or equity; (d) if the Bonds are listed on an Exchange, send a copy to the Bond Trustee of its notices to the Exchange; (e) if the Issuer and/or the Bonds are rated, inform the Bond Trustee of its and/or the rating of the Bonds, and any changes to such rating; (f) inform the Bond Trustee of changes in the registration of the Bonds in the CSD; and (g) within a reasonable time, provide such information about the Issuer’s and the Group’s business, assets and financial condition as the Bond Trustee may reasonably request. 13. GENERAL AND FINANCIAL UNDERTAKINGS The Issuer undertakes to at all times (and shall, where applicable, procure that each other Group Companies will) comply with the undertakings set forth in this Clause 13. 13.1 Authorisations The Issuer shall, and shall procure that each other Group Company will, in all material respects obtain, maintain and comply with the terms of any authorisation, approval, licence and consent required for the conduct of its business as carried out from time to time if a failure to do so would have Material Adverse Effect. 13.2 Compliance with laws The Issuer shall, and shall procure that each other Group Company will, comply in all material respects with all laws and regulations to which it may be subject from time to time.

35 13.3 Anti-corruption and sanctions The Issuer shall, and the Issuer shall procure that each other Group Company will: (a) ensure that no proceeds from the Bonds are used directly or indirectly for any purpose which would breach any applicable acts, regulations or laws on bribery, corruption or similar; and (b) conduct its businesses and maintain policies and procedures in compliance with applicable anti- corruption laws. The Issuer shall ensure that no Group Company will, engage in any conduct prohibited by any sanctions applicable to the Group Company. 13.4 Continuation of business The Issuer shall procure that no material change is made to the primary nature of the Group’s business from that carried on by the Group at the Issue Date. 13.5 Corporate status The Issuer shall not change its type of organization or jurisdiction of incorporation or formation and the Issuer shall procure that each other Restricted Group Company remains incorporated and formed in an Approved Jurisdiction. 13.6 Single Purpose Company The Issuer shall procure that the Rig Owners shall remain single purpose companies with the sole purpose of owning, operating and chartering of the Rigs (including entering into relevant agreements and arrangements in relation thereto including relevant charter agreements, and employing or hiring in relevant staff and management services as required). The Issuer may incorporate new or re-domicile any Rig Owner provided that such Rig Owner is incorporated in an Approved Jurisdiction and the required Transaction Security is established. 13.7 Ownership The Issuer shall procure that it directly or indirectly owns 100 per cent. of each Rig Owner, provided that to the extent a drilling contract on commercially favourable terms for a Rig requires local content ownership in order to be entered into, a local content ownership structure of up to and including 5 per cent. local ownership of a Rig Owner to comply with local requirements in an Approved Jurisdiction in relation to employment of the relevant Rig for the tenor of the relevant drilling contract shall be permitted, subject always to maintaining the Transaction Security in place. 13.8 Mergers and de-mergers The Issuer shall not, and shall procure that no other Group Company will, carry out: (a) any merger or other business combination or corporate reorganisation involving the consolidation of assets and obligations of the Issuer or any other Group Company with any other person other than with a Group Company; or (b) any demerger or other corporate reorganisation having the same or equivalent effect as a demerger involving the Issuer or any Group Company (and if such merger involves the Issuer, the Issuer shall be the surviving entity); in either case if such merger, demerger, combination or reorganisation would have a Material Adverse Effect.

36 13.9 Financial Indebtedness The Issuer shall procure that no Restricted Group Company will, incur any additional Financial Indebtedness or maintain or prolong any existing Financial Indebtedness, other than any Permitted Financial Indebtedness. 13.10 Negative pledge The Issuer shall procure that no Restricted Group Company will, create or allow to subsist, retain, provide, prolong or renew any Security over any of its/their assets (whether present or future) or enter into arrangements having a similar effect (in each case) to secure any Financial Indebtedness, other than any Permitted Security. 13.11 Loans or credit The Issuer shall procure that no Restricted Group Company will, be a creditor in respect of any Financial Indebtedness, other than any Permitted Loan. 13.12 No guarantees or indemnities The Issuer shall procure that no Restricted Group Company will, incur or allow to remain outstanding any guarantee in respect of any obligation of any person, other than any Permitted Guarantee. 13.13 Disposals (a) The Issuer shall not, and shall procure that no Group Company will, sell, transfer or otherwise dispose of all or substantially all of the Group’s assets (including shares or other securities in any person) or operations (in each case taken as a whole) to another person which is not a Group Company unless the transaction is carried out at fair market value (or better from the perspective of the Group), on an arm’s length basis (or better from the perspective of the Group Company) and such disposal or sale does not have a Material Adverse Effect. (b) The Issuer shall not, and shall procure that no other Group Company shall sell, transfer or otherwise dispose of any Rig Owner, Rig or any other material asset which is subject to the Transaction Security provided however that a sale, transfer or other disposal shall be allowed if it constitutes a Permitted Disposal. (c) Without prejudice to Clause 2.5 (c), the Bond Trustee shall be authorised to release existing Transaction Security of any resigning Obligor in connection with a Permitted Disposal or other disposal permitted under these Bond Terms, and (to the extent applicable) re-establish similar Transaction Security pursuant to these Bond Terms subject to such procedures and closing mechanisms as the Bond Trustee shall determine in its discretion. 13.14 Arm’s length transactions Without limiting Clause 13.2 (Compliance with laws), the Issuer shall not and the Issuer shall procure that no other Group Company shall, engage, directly or indirectly, in any transaction with any party other than a Group Company (without limitation, the purchase, sale or exchange of assets or the rendering of any service), except on an arm’s length basis (or better from the perspective of the Group Company).

37 13.15 Maintain Transaction Security Documents Without prejudice to disposals or structural changes permitted under these Bond Terms, the Issuer shall and shall procure that each other Obligor shall maintain the Transaction Security Documents in full force and effect, and do all acts which may be necessary to ensure that such security remains duly created, enforceable and perfected with first priority ranking, creating the security contemplated thereunder, at the expense of the relevant Group Company. 13.16 Distribution The Issuer shall not make any Distributions other than a Permitted Distribution. 13.17 Intermediate HoldCo The Issuer shall ensure that the Intermediate HoldCo shall not: (a) incur or allow to remain outstanding any guarantee in respect of any obligation of any person, other than the guarantee existing as of the date of the Bonds for capitalised interest under the Other Creditor Finance Documentation with PPL Shipyard Pte Ltd (the “PPL Guarantee”); (b) incur any other financial indebtedness other than liabilities under the PPL Guarantee and under any limited-recourse share security and intercompany loan security over shares and claims towards its Subsidiaries (but excluding share security over shares in BMV which shall not be permitted); (c) hold or open any bank accounts; or (d) otherwise make any change to its operational business from that carried on at the Issue Date as a holding company for the Subsidiaries with intercompany loans against the Subsidiaries. 13.18 Permitted Reorganisation Notwithstanding the foregoing, the Issuer shall be entitled to carry out and shall use its reasonable endeavours to complete a corporate reorganisation of the Restricted Group Companies, including obtaining any required prior waiver or consent to do so from the Other Creditors, as contemplated: (a) a new midCo (the “MidCo”) to be established as a 100 per cent. owned Subsidiary of the Intermediate HoldCo; (b) a new 100 per cent. owned Subsidiary of MidCo may, at the discretion of the Issuer be established (the “SubCo”); (c) each of the Restricted Group Companies to be transferred from the Intermediate HoldCo (directly or indirectly) to the MidCo (or the SubCo, as applicable) so that upon completion MidCo owns 100 per cent. (directly or indirectly) of the shares in the Restricted Group Companies; (d) share pledges to be granted over 100 per cent. of the shares in MidCo (and SubCo) and otherwise satisfactory Transaction Security to be established by MidCo (and SubCo, as

38 applicable) to mirror the existing Transaction Security structure, with logical adjustments; and (e) the Issuer to provide and procure that the Obligors provides any other evidence or carry out any other step or action as may be necessary or deemed necessary by the Bond Trustee in order to fulfil the purpose of the transaction described above. 13.19 Financial covenants The Issuer shall, on a consolidated basis for the Group, comply with the following financial covenants at all times during the term of the Bonds: (a) Minimum Equity Ratio: (i) 20 per cent. from the Issue Date to and including 31 December 2023; and (ii) 25 per cent. from and including 1 January 2024 and thereafter. (b) Minimum Liquidity: (i) USD 15,000,000 from and including the Issue Date to and including 31 December 2023; and (ii) USD 50,000,000 from and including 1 January 2024 and thereafter. (c) Working Capital: The Working Capital shall at all times be positive. The Issuer undertakes to comply with the above financial covenants at all times on the basis of the most recently published Financial Reports (with testing each quarter) such compliance to be certified by the Issuer in the Compliance Certificate. 13.20 Equity Cure If the Issuer fails (or would otherwise fail) to comply with any financial covenant as at any Quarter Date, and the Issuer receives cash proceeds in the form of new equity or a Subordinated Loan (the “Cure Amount”) during the period from the relevant Quarter Date (where financial covenants are tested) up to the date of delivery to the Bond Trustee of the Compliance Certificate in respect of such period, then such financial covenant shall be recalculated after giving effect to the following pro forma adjustments: (a) Liquidity: Liquidity shall be increased by an amount equal to the Cure Amount; and (b) Equity Ratio: Each of the Equity and Total Assets shall be increased by an amount equal to the Cure Amount, and if, after giving effect to the foregoing recalculations, the Issuer is in compliance with the requirements of all financial covenants, the Issuer shall be deemed to have satisfied the requirements of such financial covenants for such Quarter Date as though there had been no failure to comply with such requirement, and the applicable breach or default of such financial covenants which had occurred shall be deemed to have been prevented or cured.

39 The Issuer shall be limited to a maximum of 3 financial covenant cures of actual failures to satisfy the financial covenants during the term of the Bonds, and provided that the equity cure can only be used in respect of two Relevant Periods ending on two consecutive Quarter Dates. 14. RIG UNDERTAKINGS The Issuer shall, and shall procure that each relevant Restricted Group Company procures to comply with the undertakings set forth in this Clause 14. 14.1 Incorporation of Restricted Group Companies Each Restricted Group Company shall be incorporated in an Approved Jurisdiction. 14.2 Compliance with laws The Rigs are operated in all respects in accordance with applicable laws and regulations and good industry standards if failure to comply would have a Material Adverse Effect. 14.3 Earnings All Earnings related to the Rigs, any insurance, sales proceeds, and any other earnings in the Restricted Group’s business, in each case payable to the Restricted Group, shall be paid into the relevant Earnings Accounts (subject to the right to further on-lend such funds within the Group provided no Event of Default has occurred and is continuing and the account bank has not received a notification from the Bond Trustee that an Event of Default has occurred and is continuing and that the accounts shall thereafter be blocked). 14.4 Drilling contracts Drilling contracts in respect of the Rigs shall be entered into by the Issuer, a Rig Owner or an Intra-Group Charterer (including any locally registered branch of a Rig Owner or an Intra- Group Charterer) and provided satisfactory Transaction Security is established, or by a local JV Partner of an Intra-Group Charterer or a Rig Owner. 14.5 Change of flag, class and name The Rigs shall be registered in an Approved Flag State or another ship registry acceptable to the Bond Trustee (in its sole discretion) and maintain class with DNV, ABS or any other member of IACS (free of overdue recommendations or adverse notations) and consistent with prudent ownership and good and safe industry standards (and where the Bond Trustee shall be given notice of any changes to flag, registry class or name of a Rig prior to any such changes becoming effective) and provided always that effective Transaction Security over the Rigs remain in place at all times. 14.6 Maintenance The Rigs and all relevant equipment related thereto are maintained at all times in a manner consistent with prudent ownership and good industry standards. During operation of the Rigs, the Issuer shall ensure that the Rigs are properly maintained and kept in good and safe condition in a manner consistent with prudent ownership and good industry standards and submit or cause the relevant Rig to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the relevant flag state of the relevant Rig.

40 14.7 Insurance Insurance of the Rigs are taken out and maintained with financially sound and reputable insurance companies, funds or underwriters, including adequate insurance arrangements with respect to its assets, equipment and business against such liabilities, casualties and contingencies and of such types and in such amounts as are consistent with prudent business practice in their relevant jurisdiction and consistent with industry standards (the Rigs to be insured at the higher of 100 per cent. of the Market Value and 120 per cent. of the issue amount under the Bonds outstanding, less any amount on the Escrow Account, at any time) and loss payee clauses with a major casualty threshold amount of USD 5,000,000. The Bond Trustee to take out a Mortgagee’s Interest Insurance (MII) and Mortgagee’s Additional Perils (Pollution) Insurance (MAPI) at the expense of the Issuer. 14.8 Management The Issuer shall ensure that commercial and technical management in respect of the Rigs are undertaken by the Rig Manager and that such Rig Manager on a reasonable commercial efforts basis provides a Manager’s Undertaking. The Issuer shall ensure not to terminate or amend in any material respect any management agreement with a Rig Manager to the extent this would have a Material Adverse Effect without first obtaining the prior written consent from the Bond Trustee (acting in its sole discretion). 14.9 Technical inspection Upon request of the Bond Trustee (if so instructed by Bondholders holding in aggregate no less than 30 per cent. of the Outstanding Bonds), arrange for the Bond Trustee, and/or any person appointed by the Bond Trustee, to undertake a technical inspection of the Rigs without interference of the daily operation of the Rigs and at the expense of the Issuer (however limited to maximum one yearly inspection per Rig unless an Event of Default has occurred and is continuing) and give access to the class records and any inspection reports performed in respect of the relevant Rig and disclose any such documentation upon request of the Bond Trustee. 14.10 Ownership of the Rigs The Issuer shall ensure that each Rig remains owned by a Rig Owner, provided that this shall not apply to (A) any disposal of a Rig to another Restricted Group Company provided always that effective Transaction Security remains in place at all times and the Restricted Group Company which acquires the Rig is or becomes a Rig Owner upon such disposal, (B) any disposal of any Rig or any Restricted Group Company directly or indirectly owning a Rig where the relevant amount of the Bonds are redeemed pursuant to Clause 10.5 (Mandatory early redemption due to a Mandatory Redemption Event), or (C) entering into any charter, sub- charter or drilling contract in relation to a Rig. 14.11 Sustainable Recycling of Rigs The Issuer shall ensure that each Rig and any other rig owned or controlled by the Group or sold to an intermediary with the intention of being dismantled, scrapped or recycled, is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner in accordance with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or EU Ship Recycling Regulation, 2013.

41 14.12 Arrest The Issuer shall ensure promptly to pay and discharge all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any Rig, its Insurances or Earnings, all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any Rig, its Insurances or Earnings, and all other outgoings whatsoever in respect of any Rig, its Insurances or Earnings, and forthwith upon receiving a notice of arrest of any of the Rigs, or their detention in exercise or purported exercise of any lien or claim, it shall procure its release by providing bail or providing the provision of security or otherwise as the circumstances may require. 15. EVENTS OF DEFAULT AND ACCELERATION OF THE BONDS 15.1 Events of Default Each of the events or circumstances set out in this Clause 15.1 shall constitute an Event of Default: (a) Non-payment An Obligor fails to pay any amount payable by it under the Finance Documents when such amount is due for payment, unless: (i) its failure to pay is caused by administrative or technical error in payment systems or the CSD and payment is made within 5 Business Days following the original due date; or (ii) in the discretion of the Bond Trustee, the Issuer has substantiated that it is likely that such payment will be made in full within 5 Business Days following the original due date. (b) Breach of other obligations An Obligor does not comply with any provision of the Finance Documents other than set out under paragraph (a) (Non-payment) above, unless such failure is capable of being remedied and is remedied within 20 Business Days after the earlier of the Issuer’s actual knowledge thereof, or notice thereof is given to the Issuer by the Bond Trustee. (c) Misrepresentation Any representation, warranty or statement (including statements in Compliance Certificates) made by any Group Company under or in connection with any Finance Documents is or proves to have been incorrect, inaccurate or misleading in any material respect when made. (d) Cross default If for any Group Company: (i) any Financial Indebtedness is not paid when due nor within any applicable grace period; or

42 (ii) any Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); or (iii) any commitment for any Financial Indebtedness is cancelled or suspended by a creditor as a result of an event of default (however described); or (iv) any creditor becomes entitled to declare any Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described), provided however that the aggregate amount of such Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above exceeds a total of USD 10,000,000 (or the equivalent thereof in any other currency). (e) Insolvency and insolvency proceedings Any Group Company: (i) is Insolvent; or (ii) is object of any corporate action or any legal proceedings is taken in relation to: (A) the suspension of payments, a moratorium of any indebtedness, winding- up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) other than a solvent liquidation or reorganisation; or (B) a composition, compromise, assignment or arrangement with any creditor which may materially impair its ability to perform its payment obligations under these Bond Terms; or (C) the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, administrative receiver, administrator, compulsory manager or other similar officer of any of its assets; or (D) enforcement of any Security over any of its or their assets having an aggregate value exceeding the threshold amount set out in paragraph15.1 (d) (Cross default) above; or (E) for paragraphs (A) - (D) above, any analogous procedure or step is taken in any jurisdiction in respect of any such company. However, this shall not apply to any petition which is frivolous or vexatious and is discharged, stayed or dismissed within 20 Business Days of commencement.

43 (f) Creditor’s process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Group Company having an aggregate value exceeding the threshold amount set out in paragraph (d) (Cross default) above and is not discharged within 20 Business Days. (g) Unlawfulness It is or becomes unlawful for an Obligor to perform or comply with any of its obligations under the Finance Documents to the extent this may materially impair: (i) the ability of such Obligor to perform its obligations under these Bond Terms; or (ii) the ability of the Bond Trustee or any Security Agent to exercise any material right or power vested to it under the Finance Documents. 15.2 Acceleration of the Bonds If an Event of Default has occurred and is continuing, the Bond Trustee may, in its discretion in order to protect the interests of the Bondholders, or upon instruction received from the Bondholders pursuant to Clause 15.3 (Bondholders’ instructions) below, by serving a Default Notice to the Issuer: (a) declare that the Outstanding Bonds, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or (b) exercise (or direct the Security Agent to exercise) any or all of its rights, remedies, powers or discretions under the Finance Documents or take such further measures as are necessary to recover the amounts outstanding under the Finance Documents. 15.3 Bondholders’ instructions The Bond Trustee shall serve a Default Notice pursuant to Clause 15.2 (Acceleration of the Bonds) if: (a) the Bond Trustee receives a demand in writing from Bondholders representing a simple majority of the Voting Bonds, that an Event of Default shall be declared, and a Bondholders’ Meeting has not made a resolution to the contrary; or (b) the Bondholders’ Meeting, by a simple majority decision, has approved the declaration of an Event of Default. 15.4 Calculation of claim The claim derived from the Outstanding Bonds due for payment as a result of the serving of a Default Notice will be calculated at the call prices set out in Clause 10.2 (Voluntary early redemption – Call Option), as applicable at the following dates (and regardless of the Default Repayment Date):

44 (a) for any Event of Default arising out of a breach of Clause 15.1 (Events of Default) paragraph (a) (Non-payment), the claim will be calculated at the call price applicable at the date when such Event of Default occurred; and (b) for any other Event of Default, the claim will be calculated at the call price applicable at the date when the Default Notice was served by the Bond Trustee. However, if the situations described in paragraph (a) or (b) above takes place prior to the First Call Date, the calculation shall be based on the call price applicable on the First Call Date. 16. BONDHOLDERS’ DECISIONS 16.1 Authority of the Bondholders’ Meeting (a) A Bondholders’ Meeting may, on behalf of the Bondholders, resolve to alter any of these Bond Terms, including, but not limited to, any reduction of principal or interest and any conversion of the Bonds into other capital classes. (b) The Bondholders’ Meeting cannot resolve that any overdue payment of any instalment shall be reduced unless there is a pro rata reduction of the principal that has not fallen due, but may resolve that accrued interest (whether overdue or not) shall be reduced without a corresponding reduction of principal. (c) The Bondholders’ Meeting may not adopt resolutions which will give certain Bondholders an unreasonable advantage at the expense of other Bondholders. (d) Subject to the power of the Bond Trustee to take certain action as set out in Clause 17.1 (Power to represent the Bondholders), if a resolution by, or an approval of, the Bondholders is required, such resolution may be passed at a Bondholders’ Meeting. Resolutions passed at any Bondholders’ Meeting will be binding upon all Bondholders. (e) At least 50 per cent. of the Voting Bonds must be represented at a Bondholders’ Meeting for a quorum to be present. (f) Resolutions will be passed by simple majority of the Voting Bonds represented at the Bondholders’ Meeting, unless otherwise set out in paragraph (g) below. (g) Save for any amendments or waivers which can be made without resolution pursuant to paragraph (a)(i) and (ii) of Clause 18.1 (Procedure for amendments and waivers), a majority of at least 2/3 of the Voting Bonds represented at the Bondholders’ Meeting is required for approval of any waiver or amendment of these Bond Terms. 16.2 Procedure for arranging a Bondholders’ Meeting (a) A Bondholders’ Meeting shall be convened by the Bond Trustee upon the request in writing of: (i) the Issuer; (ii) Bondholders representing at least 1/10 of the Voting Bonds;

45 (iii) the Exchange, if the Bonds are listed and the Exchange is entitled to do so pursuant to the general rules and regulations of the Exchange; or (iv) the Bond Trustee. The request shall clearly state the matters to be discussed and resolved. (b) If the Bond Trustee has not convened a Bondholders’ Meeting within 10 Business Days after having received a valid request for calling a Bondholders’ Meeting pursuant to paragraph (a) above, then the requesting party may call the Bondholders’ Meeting itself. (c) Summons to a Bondholders’ Meeting must be sent no later than 10 Business Days prior to the proposed date of the Bondholders’ Meeting. The Summons shall be sent to all Bondholders registered in the CSD at the time the Summons is sent from the CSD. If the Bonds are listed, the Issuer shall ensure that the Summons is published in accordance with the applicable regulations of the Exchange. The Summons shall also be published on the website of the Bond Trustee (alternatively by press release or other relevant information platform). (d) Any Summons for a Bondholders’ Meeting must clearly state the agenda for the Bondholders’ Meeting and the matters to be resolved. The Bond Trustee may include additional agenda items to those requested by the person calling for the Bondholders’ Meeting in the Summons. If the Summons contains proposed amendments to these Bond Terms, a description of the proposed amendments must be set out in the Summons. (e) Items which have not been included in the Summons may not be put to a vote at the Bondholders’ Meeting. (f) By written notice to the Issuer, the Bond Trustee may prohibit the Issuer from acquiring or dispose of Bonds during the period from the date of the Summons until the date of the Bondholders’ Meeting, unless the acquisition of Bonds is made by the Issuer pursuant to Clause 10 (Redemption and Repurchase of Bonds). (g) A Bondholders’ Meeting may be held on premises selected by the Bond Trustee, or if paragraph (b) above applies, by the person convening the Bondholders’ Meeting (however to be held in the capital of the Relevant Jurisdiction). The Bondholders’ Meeting will be opened and, unless otherwise decided by the Bondholders’ Meeting, chaired by the Bond Trustee. If the Bond Trustee is not present, the Bondholders’ Meeting will be opened by a Bondholder and be chaired by a representative elected by the Bondholders’ Meeting (the Bond Trustee or such other representative, the “Chairperson”). (h) Each Bondholder, the Bond Trustee and, if the Bonds are listed, representatives of the Exchange, or any person or persons acting under a power of attorney for a Bondholder, shall have the right to attend the Bondholders’ Meeting (each a “Representative”). The Chairperson may grant access to the meeting to other persons not being Representatives, unless the Bondholders’ Meeting decides otherwise. In addition, each Representative has the right to be accompanied by an advisor. In case of dispute or doubt regarding whether

46 a person is a Representative or entitled to vote, the Chairperson will decide who may attend the Bondholders’ Meeting and exercise voting rights. (i) Representatives of the Issuer have the right to attend the Bondholders’ Meeting. The Bondholders Meeting may resolve to exclude the Issuer’s representatives and/or any person holding only Issuer’s Bonds (or any representative of such person) from participating in the meeting at certain times, however, the Issuer’s representative and any such other person shall have the right to be present during the voting. (j) Minutes of the Bondholders’ Meeting must be recorded by, or by someone acting at the instruction of, the Chairperson. The minutes must state the number of Voting Bonds represented at the Bondholders’ Meeting, the resolutions passed at the meeting, and the results of the vote on the matters to be decided at the Bondholders’ Meeting. The minutes shall be signed by the Chairperson and at least one other person. The minutes will be deposited with the Bond Trustee who shall make available a copy to the Bondholders and the Issuer upon request. (k) The Bond Trustee will ensure that the Issuer, the Bondholders and the Exchange are notified of resolutions passed at the Bondholders’ Meeting and that the resolutions are published on the website of the Bond Trustee (or other relevant electronically platform or press release). (l) The Issuer shall bear the costs and expenses incurred in connection with convening a Bondholders’ Meeting regardless of who has convened the Bondholders’ Meeting, including any reasonable costs and fees incurred by the Bond Trustee. 16.3 Voting rules (a) Each Bondholder (or person acting for a Bondholder under a power of attorney) may cast one vote for each Voting Bond owned on the Relevant Record Date, ref. Clause 3.3 (Bondholders’ rights). The Chairperson may, in its sole discretion, decide on accepted evidence of ownership of Voting Bonds. (b) Issuer’s Bonds shall not carry any voting rights. The Chairperson shall determine any question concerning whether any Bonds will be considered Issuer’s Bonds. (c) For the purposes of this Clause 16, a Bondholder that has a Bond registered in the name of a nominee will, in accordance with Clause 3.3 (Bondholders’ rights), be deemed to be the owner of the Bond rather than the nominee. No vote may be cast by any nominee if the Bondholder has presented relevant evidence to the Bond Trustee pursuant to Clause 3.3 (Bondholders’ rights) stating that it is the owner of the Bonds voted for. If the Bondholder has voted directly for any of its nominee registered Bonds, the Bondholder’s votes shall take precedence over votes submitted by the nominee for the same Bonds. (d) Any of the Issuer, the Bond Trustee and any Bondholder has the right to demand a vote by ballot. In case of parity of votes, the Chairperson will have the deciding vote. 16.4 Repeated Bondholders’ Meeting (a) Even if the necessary quorum set out in paragraph (e) of Clause 16.1 (Authority of the Bondholders’ Meeting) is not achieved, the Bondholders’ Meeting shall be held and

47 voting completed for the purpose of recording the voting results in the minutes of the Bondholders’ Meeting. The Bond Trustee or the person who convened the initial Bondholders’ Meeting may, within 10 Business Days of that Bondholders’ Meeting, convene a repeated meeting with the same agenda as the first meeting. (b) The provisions and procedures regarding Bondholders’ Meetings as set out in Clause 16.1 (Authority of the Bondholders’ Meeting), Clause 16.2 (Procedure for arranging a Bondholders’ Meeting) and Clause 16.3 (Voting rules) shall apply mutatis mutandis to a repeated Bondholders’ Meeting, with the exception that the quorum requirements set out in paragraph (e) of Clause 16.1 (Authority of the Bondholders’ Meeting) shall not apply to a repeated Bondholders’ Meeting. A Summons for a repeated Bondholders’ Meeting shall also contain the voting results obtained in the initial Bondholders’ Meeting. (c) A repeated Bondholders’ Meeting may only be convened once for each original Bondholders’ Meeting. A repeated Bondholders’ Meeting may be convened pursuant to the procedures of a Written Resolution in accordance with Clause 16.5 (Written Resolutions), even if the initial meeting was held pursuant to the procedures of a Bondholders’ Meeting in accordance with Clause 16.2 (Procedure for arranging a Bondholders’ Meeting) and vice versa. 16.5 Written Resolutions (a) Subject to these Bond Terms, anything which may be resolved by the Bondholders in a Bondholders’ Meeting pursuant to Clause 16.1 (Authority of the Bondholders’ Meeting) may also be resolved by way of a Written Resolution. A Written Resolution passed with the relevant majority is as valid as if it had been passed by the Bondholders in a Bondholders’ Meeting, and any reference in any Finance Document to a Bondholders’ Meeting shall be construed accordingly. (b) The person requesting a Bondholders’ Meeting may instead request that the relevant matters are to be resolved by Written Resolution only, unless the Bond Trustee decides otherwise. (c) The Summons for the Written Resolution shall be sent to the Bondholders registered in the CSD at the time the Summons is sent from the CSD and published at the Bond Trustee’s web site, or other relevant electronic platform or via press release. (d) The provisions set out in Clause 16.1 (Authority of the Bondholders’ Meeting), 16.2 (Procedure for arranging a Bondholders’ Meeting), Clause 16.3 (Voting rules) and Clause 16.4 (Repeated Bondholders’ Meeting) shall apply mutatis mutandis to a Written Resolution, except that: (i) the provisions set out in paragraphs (g), (h) and (i) of Clause 16.2 (Procedure for arranging Bondholders Meetings); or (ii) provisions which are otherwise in conflict with the requirements of this Clause 16.5, shall not apply to a Written Resolution.

48 (e) The Summons for a Written Resolution shall include: (i) instructions as to how to vote to each separate item in the Summons (including instructions as to how voting can be done electronically if relevant); and (ii) the time limit within which the Bond Trustee must have received all votes necessary in order for the Written Resolution to be passed with the requisite majority, which shall be at least 10 Business Days but not more than 15 Business Days from the date of the Summons (the “Voting Period”). (f) Only Bondholders of Voting Bonds registered with the CSD on the Relevant Record Date, or the beneficial owner thereof having presented relevant evidence to the Bond Trustee pursuant to Clause 3.3 (Bondholders’ rights), will be counted in the Written Resolution. (g) A Written Resolution is passed when the requisite majority set out in paragraph (e) or (f) of Clause 16.1 (Authority of Bondholders’ Meeting) has been obtained, based on a quorum of the total number of Voting Bonds, even if the Voting Period has not yet expired. A Written Resolution will also be resolved if the sufficient numbers of negative votes are received prior to the expiry of the Voting Period. (h) The effective date of a Written Resolution passed prior to the expiry of the Voting Period is the date when the resolution is approved by the last Bondholder that results in the necessary voting majority being obtained. (i) If no resolution is passed prior to the expiry of the Voting Period, the number of votes shall be calculated at the time specified in the summons on the last day of the Voting Period, and a decision will be made based on the quorum and majority requirements set out in paragraphs (e) to (g) of Clause 16.1 (Authority of Bondholders’ Meeting). 17. THE BOND TRUSTEE 17.1 Power to represent the Bondholders (a) The Bond Trustee has power and authority to act on behalf of, and/or represent, the Bondholders in all matters, including but not limited to taking any legal or other action, including enforcement of these Bond Terms, and the commencement of bankruptcy or other insolvency proceedings against the Issuer, or others. (b) The Issuer shall promptly upon request provide the Bond Trustee with any such documents, information and other assistance (in form and substance satisfactory to the Bond Trustee), that the Bond Trustee deems necessary for the purpose of exercising its and the Bondholders’ rights and/or carrying out its duties under the Finance Documents. 17.2 The duties and authority of the Bond Trustee (a) The Bond Trustee shall represent the Bondholders in accordance with the Finance Documents, including, inter alia, by following up on the delivery of any Compliance Certificates and such other documents which the Issuer is obliged to disclose or deliver to the Bond Trustee pursuant to the Finance Documents and, when relevant, in relation to accelerating and enforcing the Bonds on behalf of the Bondholders.

49 (b) The Bond Trustee is not obligated to assess or monitor the financial condition of the Issuer or any other Obligor unless to the extent expressly set out in these Bond Terms, or to take any steps to ascertain whether any Event of Default has occurred. Until it has actual knowledge to the contrary, the Bond Trustee is entitled to assume that no Event of Default has occurred. The Bond Trustee is not responsible for the valid execution or enforceability of the Finance Documents, or for any discrepancy between the indicative terms and conditions described in any marketing material presented to the Bondholders prior to issuance of the Bonds and the provisions of these Bond Terms. (c) The Bond Trustee is entitled to take such steps that it, in its sole discretion, considers necessary or advisable to protect the rights of the Bondholders in all matters pursuant to the terms of the Finance Documents. The Bond Trustee may submit any instructions received by it from the Bondholders to a Bondholders’ Meeting before the Bond Trustee takes any action pursuant to the instruction. (d) The Bond Trustee is entitled to engage external experts when carrying out its duties under the Finance Documents. (e) The Bond Trustee shall hold all amounts recovered on behalf of the Bondholders on separated accounts. (f) The Bond Trustee shall facilitate that resolutions passed at the Bondholders’ Meeting are properly implemented, provided, however, that the Bond Trustee may refuse to implement resolutions that may be in conflict with these Bond Terms, any other Finance Document, or any applicable law. (g) Notwithstanding any other provision of the Finance Documents to the contrary, the Bond Trustee is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation. (h) If the cost, loss or liability which the Bond Trustee may incur (including reasonable fees payable to the Bond Trustee itself) in: (i) complying with instructions of the Bondholders; or (ii) taking any action at its own initiative, will not, in the reasonable opinion of the Bond Trustee, be covered by the Issuer or the relevant Bondholders pursuant to paragraphs (e) and (g) of Clause 17.4 (Expenses, liability and indemnity), the Bond Trustee may refrain from acting in accordance with such instructions, or refrain from taking such action, until it has received such funding or indemnities (or adequate security has been provided therefore) as it may reasonably require. (i) The Bond Trustee shall give a notice to the Bondholders before it ceases to perform its obligations under the Finance Documents by reason of the non-payment by the Issuer of any fee or indemnity due to the Bond Trustee under the Finance Documents.

50 (j) The Bond Trustee may instruct the CSD to split the Bonds to a lower nominal value in order to facilitate partial redemptions, write-downs or restructurings of the Bonds or in other situations where such split is deemed necessary. 17.3 Equality and conflicts of interest (a) The Bond Trustee shall not make decisions which will give certain Bondholders an unreasonable advantage at the expense of other Bondholders. The Bond Trustee shall, when acting pursuant to the Finance Documents, act with regard only to the interests of the Bondholders and shall not be required to have regard to the interests or to act upon or comply with any direction or request of any other person, other than as explicitly stated in the Finance Documents. (b) The Bond Trustee may act as agent, trustee, representative and/or security agent for several bond issues relating to the Issuer notwithstanding potential conflicts of interest. The Bond Trustee is entitled to delegate its duties to other professional parties. 17.4 Expenses, liability and indemnity (a) The Bond Trustee will not be liable to the Bondholders for damage or loss caused by any action taken or omitted by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct. The Bond Trustee shall not be responsible for any indirect or consequential loss. Irrespective of the foregoing, the Bond Trustee shall have no liability to the Bondholders for damage caused by the Bond Trustee acting in accordance with instructions given by the Bondholders in accordance with these Bond Terms. (b) The Bond Trustee will not be liable to the Issuer for damage or loss caused by any action taken or omitted by it under or in connection with any Finance Document, unless caused by its gross negligence or wilful misconduct. The Bond Trustee shall not be responsible for any indirect or consequential loss. (c) Any liability for the Bond Trustee for damage or loss is limited to the amount of the Outstanding Bonds. The Bond Trustee is not liable for the content of information provided to the Bondholders by or on behalf of the Issuer or any other person. (d) The Bond Trustee shall not be considered to have acted negligently in: (i) acting in accordance with advice from or opinions of reputable external experts; or (ii) taking, delaying or omitting any action if acting with reasonable care and provided the Bond Trustee considers that such action is in the interests of the Bondholders. (e) The Issuer is liable for, and will indemnify the Bond Trustee fully in respect of, all losses, expenses and liabilities incurred by the Bond Trustee as a result of negligence by the Issuer (including its directors, management, officers, employees and agents) in connection with the performance of the Bond Trustee’s obligations under the Finance Documents, including losses incurred by the Bond Trustee as a result of the Bond Trustee’s actions based on misrepresentations made by the Issuer in connection with the issuance of the Bonds, the entering into or performance under the Finance Documents,

51 and for as long as any amounts are outstanding under or pursuant to the Finance Documents. (f) The Issuer shall cover all costs and expenses incurred by the Bond Trustee in connection with it fulfilling its obligations under the Finance Documents. The Bond Trustee is entitled to fees for its work and to be indemnified for costs, losses and liabilities on the terms set out in the Finance Documents. The Bond Trustee’s obligations under the Finance Documents are conditioned upon the due payment of such fees and indemnifications. The fees of the Bond Trustee will be further set out in the Bond Trustee Fee Agreement. (g) The Issuer shall on demand by the Bond Trustee pay all costs incurred for external experts engaged after the occurrence of an Event of Default, or for the purpose of investigating or considering (i) an event or circumstance which the Bond Trustee reasonably believes is or may lead to an Event of Default or (ii) a matter relating to the Issuer or any Finance Document which the Bond Trustee reasonably believes may constitute or lead to a breach of any Finance Document or otherwise be detrimental to the interests of the Bondholders under the Finance Documents. (h) Fees, costs and expenses payable to the Bond Trustee which are not reimbursed in any other way due to an Event of Default, the Issuer being Insolvent or similar circumstances pertaining to any Obligors, may be covered by making an equal reduction in the proceeds to the Bondholders hereunder of any costs and expenses incurred by the Bond Trustee or the Security Agent in connection therewith. The Bond Trustee may withhold funds from any escrow account (or similar arrangement) or from other funds received from the Issuer or any other person, irrespective of such funds being subject to Transaction Security, and to set-off and cover any such costs and expenses from those funds. (i) As a condition to effecting any instruction from the Bondholders (including, but not limited to, instructions set out in Clause 15.3 (Bondholders’ instructions) or Clause 16.2 (Procedure for arranging a Bondholders’ Meeting)), the Bond Trustee may require satisfactory Security, guarantees and/or indemnities for any possible liability and anticipated costs and expenses from those Bondholders who have given that instruction and/or who voted in favour of the decision to instruct the Bond Trustee. 17.5 Replacement of the Bond Trustee (a) The Bond Trustee may be replaced by a majority of 2/3 of Voting Bonds in accordance with the procedures set out in Clause 16 (Bondholders’ Decisions), and the Bondholders may resolve to replace the Bond Trustee without the Issuer’s approval. (b) The Bond Trustee may resign by giving notice to the Issuer and the Bondholders, in which case a successor Bond Trustee shall be elected pursuant to this Clause 17.5, initiated by the retiring Bond Trustee. (c) If the Bond Trustee is Insolvent, or otherwise is permanently unable to fulfil its obligations under these Bond Terms, the Bond Trustee shall be deemed to have resigned and a successor Bond Trustee shall be appointed in accordance with this Clause 17.5.

52 The Issuer may appoint a temporary Bond Trustee until a new Bond Trustee is elected in accordance with paragraph (a) above. (d) The change of Bond Trustee shall only take effect upon execution of all necessary actions to effectively substitute the retiring Bond Trustee, and the retiring Bond Trustee undertakes to co-operate in all reasonable manners without delay to such effect. The retiring Bond Trustee shall be discharged from any further obligation in respect of the Finance Documents from the change takes effect, but shall remain liable under the Finance Documents in respect of any action which it took or failed to take whilst acting as Bond Trustee. The retiring Bond Trustee remains entitled to any benefits and any unpaid fees or expenses under the Finance Documents before the change has taken place. (e) Upon change of Bond Trustee, the Issuer shall co-operate in all reasonable manners without delay to replace the retiring Bond Trustee with the successor Bond Trustee and release the retiring Bond Trustee from any future obligations under the Finance Documents and any other documents. 17.6 Security Agent (a) The Bond Trustee is appointed to act as Security Agent for the Bonds, unless any other person is appointed. The main functions of the Security Agent may include holding Transaction Security on behalf of the Secured Parties and monitoring compliance by the Issuer and other relevant parties of their respective obligations under the Transaction Security Documents with respect to the Transaction Security on the basis of information made available to it pursuant to the Finance Documents. (b) The Bond Trustee shall, when acting as Security Agent for the Bonds, at all times maintain and keep all certificates and other documents received by it, that are bearers of right relating to the Transaction Security in safe custody on behalf of the Bondholders. The Bond Trustee shall not be responsible for or required to insure against any loss incurred in connection with such safe custody. (c) Before the appointment of a Security Agent other than the Bond Trustee, the Issuer shall be given the opportunity to state its views on the proposed Security Agent, but the final decision as to appointment shall lie exclusively with the Bond Trustee. (d) The functions, rights and obligations of the Security Agent may be determined by a security agent agreement to be entered into between the Bond Trustee and the Security Agent, which the Bond Trustee shall have the right to require each Obligor and any other party to a Finance Document to sign as a party, or, at the discretion of the Bond Trustee, to acknowledge. The Bond Trustee shall at all times retain the right to instruct the Security Agent in all matters, whether or not a separate security agent agreement has been entered into. (e) The provisions set out in Clause 17.4 (Expenses, liability and indemnity) shall apply mutatis mutandis to any expenses and liabilities of the Security Agent in connection with the Finance Documents.

53 18. AMENDMENTS AND WAIVERS 18.1 Procedure for amendments and waivers (a) The Issuer and the Bond Trustee (acting on behalf of the Bondholders) may agree to amend the Finance Documents or waive a past default or anticipated failure to comply with any provision in a Finance Document, provided that: (i) such amendment or waiver is not detrimental to the rights and benefits of the Bondholders in any material respect, or is made solely for the purpose of rectifying obvious errors and mistakes; (ii) such amendment or waiver is required by applicable law, a court ruling or a decision by a relevant authority; or (iii) such amendment or waiver has been duly approved by the Bondholders in accordance with Clause 16 (Bondholders’ Decisions). (b) Any changes to these Bond Terms necessary or appropriate in connection with the appointment of a Security Agent other than the Bond Trustee shall be documented in an amendment to these Bond Terms, signed by the Bond Trustee (in its discretion). If so desired by the Bond Trustee, any or all of the Transaction Security Documents shall be amended, assigned or re-issued, so that the Security Agent is the holder of the relevant Security (on behalf of the Bondholders). The costs incurred in connection with such amendment, assignment or re-issue shall be for the account of the Issuer. 18.2 Authority with respect to documentation If the Bondholders have resolved the substance of an amendment to any Finance Document, without resolving on the specific or final form of such amendment, the Bond Trustee shall be considered authorised to draft, approve and/or finalise (as applicable) any required documentation or any outstanding matters in such documentation without any further approvals or involvement from the Bondholders being required. 18.3 Notification of amendments or waivers (a) The Bond Trustee shall as soon as possible notify the Bondholders of any amendments or waivers made in accordance with this Clause 18, setting out the date from which the amendment or waiver will be effective, unless such notice according to the Bond Trustee’s sole discretion is unnecessary. The Issuer shall ensure that any amendment to these Bond Terms is duly registered with the CSD. (b) Prior to agreeing to an amendment or granting a waiver in accordance with paragraph (a)(i) of Clause 18.1(a)(i) (Procedure for amendments and waivers), the Bond Trustee may inform the Bondholders of such waiver or amendment at a relevant information platform. 19. MISCELLANEOUS 19.1 Limitation of claims All claims under the Finance Documents for payment, including interest and principal, will be subject to the legislation regarding time-bar provisions of the Relevant Jurisdiction.

54 19.2 Access to information (a) These Bond Terms will be made available to the public and copies may be obtained from the Bond Trustee or the Issuer. The Bond Trustee will not have any obligation to distribute any other information to the Bondholders or any other person, and the Bondholders have no right to obtain information from the Bond Trustee, other than as explicitly stated in these Bond Terms or pursuant to statutory provisions of law. (b) In order to carry out its functions and obligations under these Bond Terms, the Bond Trustee will have access to the relevant information regarding ownership of the Bonds, as recorded and regulated with the CSD. (c) The information referred to in paragraph (b) above may only be used for the purposes of carrying out their duties and exercising their rights in accordance with the Finance Documents and shall not disclose such information to any Bondholder or third party unless necessary for such purposes. 19.3 Notices, contact information (a) Written notices to the Bondholders made by the Bond Trustee will be sent to the Bondholders via the CSD with a copy to the Issuer and the Exchange (if the Bonds are listed). Any such notice or communication will be deemed to be given or made via the CSD, when sent from the CSD. (b) The Issuer’s written notifications to the Bondholders will be sent to the Bondholders via the Bond Trustee or through the CSD with a copy to the Bond Trustee and the Exchange (if the Bonds are listed). (c) Notwithstanding paragraph (a) above and provided that such written notification does not require the Bondholders to take any action under the Finance Documents, the Issuer’s written notifications to the Bondholders may be published by the Bond Trustee on a relevant information platform only. (d) Unless otherwise specifically provided, all notices or other communications under or in connection with these Bond Terms between the Bond Trustee and the Issuer will be given or made in writing, by letter or e-mail. Any such notice or communication will be deemed to be given or made as follows: (i) if by letter, when delivered at the address of the relevant party; (ii) if by e-mail, when received; and (iii) if by publication on a relevant information platform, when published. (e) The Issuer and the Bond Trustee shall each ensure that the other party is kept informed of changes in postal address, e-mail address and telephone and contact persons. (f) When determining deadlines set out in these Bond Terms, the following will apply (unless otherwise stated):

55 (i) if the deadline is set out in days, the first day of the relevant period will not be included and the last day of the relevant period will be included; (ii) if the deadline is set out in weeks, months or years, the deadline will end on the day in the last week or the last month which, according to its name or number, corresponds to the first day the deadline is in force. If such day is not a part of an actual month, the deadline will be the last day of such month; and (iii) if a deadline ends on a day which is not a Business Day, the deadline is postponed to the next Business Day. 19.4 Defeasance (a) Subject to paragraph (b) below and provided that: (i) an amount sufficient for the payment of principal and interest on the Outstanding Bonds to the relevant Repayment Date (including, to the extent applicable, any premium payable upon exercise of a Call Option), and always subject to paragraph (c) below (the “Defeasance Amount”) is credited by the Issuer to an account in a financial institution acceptable to the Bond Trustee (the “Defeasance Account”); (ii) the Defeasance Account is irrevocably pledged and blocked in favour of the Bond Trustee on such terms as the Bond Trustee shall request (the “Defeasance Pledge”); and (iii) the Bond Trustee has received such legal opinions and statements reasonably required by it, including (but not necessarily limited to) with respect to the validity and enforceability of the Defeasance Pledge, then; (A) the Issuer will be relieved from its obligations under paragraph (a) of Clause 12.2 (Requirements as to Financial Reports), Clause 12.3 (Put Option Event), Clause 12.5 (Information: miscellaneous), Clause 13 (General and Financial Undertakings) and Clause 14 (Rig Undertakings); (B) any Transaction Security shall be released and the Defeasance Pledge shall be considered replacement of the Transaction Security; and (C) any Obligor shall be released from any Guarantee or other obligation applicable to it under any Finance Document. (b) The Bond Trustee shall be authorised to apply any amount credited to the Defeasance Account towards any amount payable by the Issuer under any Finance Document on the due date for the relevant payment until all obligations of the Issuer and all amounts outstanding under the Finance Documents are repaid and discharged in full. (c) The Bond Trustee may, if the Defeasance Amount cannot be finally and conclusively determined, decide the amount to be deposited to the Defeasance Account in its discretion, applying such buffer amount as it deems necessary.

56 A defeasance established according to this Clause 19.4 may not be reversed. 20. GOVERNING LAW AND JURISDICTION 20.1 Governing law These Bond Terms are governed by the laws of the Relevant Jurisdiction, without regard to its conflict of law provisions. 20.2 Main jurisdiction The Bond Trustee and the Issuer agree for the benefit of the Bond Trustee and the Bondholders that the City Court of the capital of the Relevant Jurisdiction shall have jurisdiction with respect to any dispute arising out of or in connection with these Bond Terms. The Issuer agrees for the benefit of the Bond Trustee and the Bondholders that any legal action or proceedings arising out of or in connection with these Bond Terms against the Issuer or any of its assets may be brought in such court. 20.3 Alternative jurisdiction Clause 20 (Governing law and jurisdiction) is for the exclusive benefit of the Bond Trustee and the Bondholders and the Bond Trustee have the right: (a) to commence proceedings against the Issuer or any other Obligor or any of their respective assets in any court in any jurisdiction; and (b) to commence such proceedings, including enforcement proceedings, in any competent jurisdiction concurrently. 20.4 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, the Issuer: (i) irrevocably appoints Borr Drilling Management AS as its agent for service of process in relation to any proceedings in connection with these Bond Terms; and (ii) agrees that failure by an agent for service of process to notify the Issuer of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Issuer must immediately (and in any event within 10 Business Days of such event taking place) appoint another agent on terms acceptable to the Bond Trustee. Failing this, the Bond Trustee may appoint another agent for this purpose. -----000-----

( ii) agrees that failure by an agent for service of process to notify the Issuer of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Issuer must immediately (and in any event within I 0 Business Days of such event taking place) appoint another agent on terms acceptable to the Bond Trustee. Failing this, the Bond Trustee may appoint another agent for this purpose. -----000----- These Bond Terms have been executed in two originals, of which the Issuer and the Bond Trustee shall retain one each. The Issuer: Borr Drilling Limited By: (\/\, � '--\OOf\ Position:"":D�ce.c.k:r" SIGNATURES: As Bond Trustee and Security Agent: Nordic Trustee AS By: Position: 57

58 ATTACHMENT 1 COMPLIANCE CERTIFICATE [date] Borr Drilling Limited 9.5% bonds 2023/2026 ISIN NO0012829755 We refer to the Bond Terms for the above captioned Bonds made between Nordic Trustee AS as Bond Trustee on behalf of the Bondholders and the undersigned as Issuer. Pursuant to Clause [12.2 (Requirements as to Financial Reports)] of the Bond Terms, a Compliance Certificate shall be issued in connection with each delivery of Financial Reports to the Bond Trustee. This letter constitutes the Compliance Certificate for the period [●]. Capitalised terms used herein will have the same meaning as in the Bond Terms. With reference to Clause 12.2 (Requirements as to Financial Reports), we hereby certify that all information delivered under cover of this Compliance Certificate is true and accurate. Copies of our latest consolidated [Annual Financial Statements] / [Interim Accounts] are enclosed. [The financial covenants set out in Clause 13.19 (Financial covenants) are met, please see the calculations and figures in respect of the covenants attached hereto.] We confirm that, to the best of our knowledge, no Event of Default has occurred or is likely to occur. Yours faithfully, Borr Drilling Limited ___________________ Name of authorised person Enclosure: Annual Financial Statements / Interim Accounts; [and any other written documentation]

59 ATTACHMENT 2 RELEASE NOTICE – ESCROW ACCOUNT [date] Dear Sirs, Borr Drilling Limited 9.5% bonds 2023/2026 ISIN NO0012829755 We refer to the Bond Terms for the above captioned Bonds made between Nordic Trustee AS as Bond Trustee on behalf of the Bondholders and the undersigned as Issuer. Capitalised terms used herein will have the same meaning as in the Bond Terms. We hereby give you notice that we on [date] wish to draw all amounts from the Escrow Account to be applied pursuant to the purpose set out in the Bond Terms, and request you to instruct the bank to release the above mentioned amount. We hereby represent and warrant that (i) no Event of Default has occurred and is continuing or is likely to occur as a result of the release from the Escrow Account, and (ii) we confirm that the representations and warranties set out in the Bond Terms are true and accurate in all material respects at the date hereof. Yours faithfully, Borr Drilling Limited ___________________ Name of authorised person

60 ATTACHMENT 3 OVERVIEW OF RIGS, RIG OWNERS AND INTRA-GROUP CHARTERS Rig Owner: Intra-Group Charters (if any) at the Issue Date. Rig: Borr Arabia III (UK) Limited (England & Wales), with registration number 14625458, owned directly by Borr Jack-Up Assets (UK) Limited (England & Wales), which is owned directly by Borr International Ventures Limited (Bermuda), which is owned directly by Borr IHC Limited (Bermuda), which is owned by the Issuer. N/A as per the date of this Term Sheet Frigg (to be renamed Arabia III) (IMO number 8771332) (Liberia registered) Borr Odin (UK) Limited (Scotland) with registration number SC617410, owned directly by Borr Jack-Up Assets (UK) Limited (England & Wales), which is owned directly by Borr International Ventures Limited (Bermuda), which is owned directly by Borr IHC Limited (Bermuda), which is owned directly by the Issuer. Borr Drilling Contracting S. de R.L. de C.V., and sub chartered to Perfomex (Mexican JV) Odin (IMO number 9621455) (Liberia registered) Borr Ran (UK) Limited (England & Wales) with registration number 14131920, owned directly by Borr Jack-Up Assets (UK) Limited (England & Wales), which is owned directly by Borr International Ventures Limited (Bermuda), which is owned directly by Borr IHC Limited (Bermuda), which is owned directly by the Issuer. Borr Drilling Contracting S. de R.L. de C.V. and sub chartered to Borr Drilling Mexico S. de R.L. de C.V. Ran (IMO number 8771320) (Liberia registered)

61 ATTACHMENT 4 SECURITY PRINCIPLES The granting of the Transaction Security and Guarantees as contemplated under the Bond Terms is subject to, inter alia, the following security principles: a) The Transaction Security and Guarantees and extent of its perfection and scope shall take into account the cost, work and time of providing Transaction Security and Guarantees which must be proportionate to the benefit accruing to the Bondholders (it being understood that stamp duties and other fees payable as a percentage of the secured obligations (unless de minimis) shall not be considered proportionate). b) Group Companies will not be required to give Guarantees or provide Transaction Security if it would: (i) result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalisation laws or regulations (or analogous restrictions) of any applicable jurisdiction; or (ii) result in a significant risk to the officers of the relevant Group Company of contravention of their fiduciary duties and/or of civil or criminal liability, unless such Guarantees or Transaction Security are accompanied by relevant provisions (limitation language) limiting the potential liability for the relevant Group Company, its management, officers or other employees. c) Any assets subject to pre-existing third party arrangements which are permitted by the Finance Documents or any other contractual restrictions or mandatory law restrictions on granting of guarantees, security or assignments or absence of necessary regulations, registrations or similar, and which prevent guarantees from being provided or those assets from being charged, pledged, assigned or the like, will (i), in respect of guarantees, limit the guarantee accordingly and (ii), in respect of security over assets, such assets will be excluded from any relevant security document but the Issuer shall procure that the relevant Group Companies use reasonable endeavours to obtain consent to providing guarantees or charging, pledging, assigning or the like of any such assets if the relevant guarantee or asset is material. d) Guarantees and Transaction Security will not be required from or over the assets of any joint venture or similar arrangement or any company in which a Group Company holds a minority interest. e) Perfection of Transaction Security will not be required if it would materially adversely affect the ability of the relevant Group Company to conduct its operations or business in the ordinary course. f) Any Intercompany Loans that are subject to a first priority assignment in favour of the Bondholders shall, to the extent required by law, be subject to delayed perfection allowing the debtor under such Intercompany Loan to pay interest and repay, amortise or otherwise settle (in full or in part) the loan until an acceleration has occurred following an Event of Default.

62 g) Notification of pledge over any bank account which is the subject of Transaction Security will be given (subject to local law advice) to the bank with whom the account is maintained, provided that such notice/perfection does not prevent or restrict the account holder from accessing or operating the account or from accessing or making use of monies standing to the credit of the account. The relevant Group Companies must use reasonable endeavours to obtain acknowledgements of notification of pledges over any bank accounts. h) Guarantees and Transaction Security will not be enforceable until an acceleration has occurred following an Event of Default. i) The Security Agent shall only be able to: (i) exercise any powers of attorney (including, but not limited to, in respect of voting rights appertaining to any shares) granted under any security document or have the right to receive any dividends if an event of default has occurred and is continuing, upon which such rights may no longer be exercised by the relevant pledgor; and (ii) exercise any powers of attorney granted under any security document if and when the relevant Obligor has failed to comply with a further assurance or perfection obligation within 5 Business Days of receiving prior notice of it.